Execution Copy

STOCK PURCHASE AGREEMENT by and among Unis Union Information System Ltd., Unisplendour Corporation Limited and Western Digital Corporation Dated as of September 29, 2015

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS
Section 1.01    Certain Defined Terms    1
Section 1.02    Interpretation and Rules of Construction    6
ARTICLE II
PURCHASE AND SALE
Section 2.01    Purchase and Sale    6
Section 2.02    Purchase Price    6
Section 2.03    Closing    7
Section 2.04    Closing Deliveries by the Company    7
Section 2.05    Closing Deliveries by the Investor    7
Section 2.06    Closing Deliveries by the Guarantor    7
Section 2.07    Adjustments to Shares and/or Purchase Price    8
ARTICLE III
GUARANTEE
Section 3.01    Guarantees of Guarantor    8
Section 3.02    Guarantee Unconditional    8
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.01    Organization; Authorization; Enforceability.    9
Section 4.02    Capitalization.    10
Section 4.03    No Violation    10
Section 4.04    Governmental and Other Approvals    11
Section 4.05    Authorization of the Shares    11
Section 4.06    Reports; SEC Filings    11
Section 4.07    Absence of Proceedings    12
Section 4.08    No Material Adverse Effect    12
Section 4.09    No Broker’s Fees    12
Section 4.10    No Additional Representations    12
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR AND THE GUARANTOR
Section 5.01    Organization; Authorization; Enforceability.    13

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Section 5.02    No Violation    13
Section 5.03    Governmental and Other Approvals    14
Section 5.04    Absence of Proceedings    14
Section 5.05    Sufficient Funds    14
Section 5.06    Investment Representations    15
Section 5.07    No Broker’s Fees    16
Section 5.08    No Additional Representations    16
Section 5.09    Sovereign Immunity    17
Section 5.10    No Additional Representations    17
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.01    Regulatory Approvals; Commercially Reasonable Efforts    17
Section 6.02    CFIUS Review    19
Section 6.03    Securities Law Filings    20
Section 6.04    Standstill    20
Section 6.05    Further Regulatory Matters.    22
Section 6.06    Further Assurances    23
Section 6.07    Shareholders Meeting    23
Section 6.08    Guaranty    23
Section 6.09    Stockholder Rights Plan    23
Section 6.10    Sovereign Immunity    23
ARTICLE VII
CONDITIONS TO CLOSING
Section 7.01    Mutual Conditions of Closing    24
Section 7.02    Conditions to Obligations of the Company    25
Section 7.03    Conditions to Obligations of the Investor and the Guarantor    25
ARTICLE VIII
TERMINATION
Section 8.01    Termination    26
Section 8.02    Effect of Termination    27
ARTICLE IX
GENERAL PROVISIONS
Section 9.01    Amendment and Modification    28
Section 9.02    Extension; Waiver    28
Section 9.03    Binding Nature; Assignment    28
Section 9.04    Survival of Representations and Warranties    28

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Section 9.05    Public Announcements    28
Section 9.06    Expenses    28
Section 9.07    Severability    29
Section 9.08    Entire Agreement    29
Section 9.09    Notices    29
Section 9.10    No Third-Party Beneficiaries    30
Section 9.11    Governing Law    31
Section 9.12    Arbitration; Provisional Remedies; Consent to Jurisdiction; Service of Process;
Venue    31
Section 9.13    Damages    32
Section 9.14    Specific Performance    32
Section 9.15    Currency    32
Section 9.16    Counterparts    32

Exhibit A    -    Form of Investor Rights Agreement
Exhibit B    -    Form of Guaranty

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STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT, dated as of September 29, 2015 (this “Agreement”), is by and among Unis Union Information System Ltd., a Hong Kong corporation (the “Investor”), Unisplendour Corporation Limited, a Chinese corporation (the “Guarantor”) and Western Digital Corporation, a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, pursuant to the terms and conditions set forth in this Agreement, the Shares (as defined below);
WHEREAS, in order to induce the Company to enter into this Agreement and the Investor Rights Agreement, the Guarantor is guaranteeing the obligations of the Investor hereunder and under the Investor Rights Agreement (as defined below); and
WHEREAS, in order to induce the Company to enter into this Agreement, Tsinghua Unigroup Co., Ltd., a Chinese corporation (“Unigroup”) will provide the Guaranty (as defined below) in favor of the Company.
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company, the Guarantor and the Investor hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01    Certain Defined Terms.
“13D Group” means any “group” within the meaning of Rule 13d-5 promulgated under the Exchange Act.
“Action” means any action, suit, proceeding, hearing, charge, complaint, claim, arbitration or investigation by or before any Governmental Entity.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person. Notwithstanding the foregoing, it is acknowledged and agreed that for purposes of this Agreement, (i) for purposes of determining whether a Person is an Affiliate of the Investor and/or the Guarantor, “Affiliates” of the Investor and the Guarantor shall include Unigroup and those Persons controlled directly or indirectly by Guarantor and/or Unigroup and shall not include any other Person controlling or under common control with Unigroup, and (ii) the Company, its officers, directors, agents, Subsidiaries and Persons that directly or indirectly control, are controlled by or are under common control with the Company, on the one hand, and the Investor, the Guarantor and their respective officers, directors, agents and subsidiaries, and respective persons that directly or indirectly control, are controlled by or are under common control with the Investor and the Guarantor, on the other hand, shall not be considered Affiliates of each other as a result of the transactions contemplated by the Transaction Documents.
“Agreement” has the meaning set forth in the preamble, and shall include the Exhibits hereto and all amendments hereto made in accordance with the provisions hereof.
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Authorized Agent” has the meaning set forth in Section 9.12(d).
“Beneficial Ownership” shall refer to the concept of “beneficial ownership” in Rule 13d-3 promulgated under the Exchange Act.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York, New York, Hong Kong or Beijing, China. In the event that any action is required or permitted to be taken under this Agreement on or by a date that is not a Business Day, such action may be taken on or by the Business Day immediately following such date.
“China” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
“CFIUS” has the meaning set forth in Section 6.02(a).
“CFIUS Approval” means that the Investor, the Guarantor and the Company shall have received either of the following: (a) a written determination from CFIUS that the transactions contemplated by this Agreement are not subject to Exon-Florio; or (b)(1) a written confirmation from CFIUS of the completion of the review and, if applicable, investigation of the transactions contemplated by this Agreement and a written determination from CFIUS that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, (2) the period of time for any applicable review under Exon-Florio shall have expired and the President of the United States shall not have taken action to block or prevent the consummation of the transactions contemplated by this Agreement, or (3) the President of the United States shall have provided written notice of his decision not to take such action.
“CFIUS Determination” has the meaning set forth in Section 6.02(b).
“CFIUS Filing” has the meaning set forth in Section 6.02(a).
“Closing” has the meaning set forth in Section 2.03.

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“Closing Date” has the meaning set forth in Section 2.03.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” has the meaning set forth in the preamble.
“Confidentiality Agreement” means that certain Confidentiality Agreement, between the Guarantor and the Company, dated as of August 26, 2015.
“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.
“Equity Securities” means any capital stock or other equity interests of the Company, any securities convertible into, exercisable for or exchangeable for capital stock or other equity interests of the Company, and any other rights, warrants, options or other instruments representing the right to acquire any of the foregoing securities.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exon-Florio” means the Exon-Florio Statute, Section 721 of the Defense Production Act of 1950, 50 U.S.C. app. § 2170, as amended and the implementing regulations pursuant thereto.
“Future Transaction” has the meaning set forth in Section 6.05(b).
“Future Transaction Impediments” has the meaning set forth in Section 6.05(b).
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governmental Approvals” has the meaning set forth in Section 5.03(a).
“Governmental Entity” means any supranational, foreign, domestic, federal, territorial, provincial, regional, state, county, city, township or other local governmental authority, or any regulatory, self-regulatory, administrative or other agency, instrumentality, court, government organization, quasi-governmental organization, mediator, arbitrator or arbitral forum (whether public or private), commission, tribunal thereof, or any political or other subdivision, department or branch of any of the foregoing, or any private body exercising any tax, regulatory or governmental or quasi-governmental authority, or any securities exchange.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity with competent jurisdiction.
“Guaranteed Obligations” has the meaning set forth in Section 3.01.

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“Guarantor” has the meaning set forth in the preamble.
“Guaranty” means a Guaranty by Unigroup in favor of the Company with respect to certain of the Guarantor’s and Investor’s obligations under this Agreement in the form attached hereto as Exhibit B.
“Holdings” means Tsinghua Holdings Co., Ltd, a Chinese company.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Impediment” means, with respect to any Person, any term, condition, limitation or restriction of any type or nature that would reasonably be expected to prohibit, limit, restrain or impair, in any material respect, such Person’s or any of its Affiliates’ ability to control, direct, manage or operate, or exercise full rights of ownership with respect to, its respective assets, licenses, product lines, businesses or interests therein (including, with respect to the Investor, its ownership of interests in the Company after the Closing).
“Investor” has the meaning set forth in the preamble.
“Investor Rights Agreement” means an Investor Rights Agreement among the Company, the Guarantor and the Investor in the form attached hereto as Exhibit A.
“Law” means any statute, law, ordinance, regulation, rule, code, order, or rule of law (including common law) of any Governmental Entity, and any judicial or administrative interpretation thereof, including any Governmental Order.
“Material Adverse Effect” means any event, condition, change, effect, state of facts, circumstance, omission or occurrence that, individually or together with any other event, condition, change, effect, state of facts, circumstance, omission or occurrence, has had, or would reasonably be expected to have, a material adverse effect or material adverse change on the assets, liabilities, properties, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; except to the extent due to (i) changes that adversely affect either the United States or global economy generally or the industry in which the Company and its Subsidiaries operate; (ii) the announcement, pendency or consummation of the transactions contemplated by the Transaction Documents; (iii) any decrease in the market price or trading volume of the Common Stock (provided that it is understood and agreed that the facts and circumstances giving rise to the decrease in the market price or trading volume of the Common Stock may be taken into account in determining whether there has been, or could reasonably be expected to be, a Material Adverse Effect unless such facts and circumstances would otherwise be excepted from this definition); (iv) any failure to meet published analyst estimates of revenue, earnings or results of operations or failure to meet internal budgets, projects or forecasts of revenue, earnings or other financial performance or results of operations (provided that it is understood and agreed that the facts and circumstances giving rise to or contributing to any such failure may be taken into account in determining whether there has been, or could reasonably be expected to be, a Material Adverse Effect unless such facts and

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circumstances would otherwise be excepted from this definition); (v) acts of war or terrorism; (vi) any changes in GAAP, changes in the interpretation of GAAP, or changes in any Laws; or (vii) the performance of this Agreement (including compliance with the covenants herein) except, in the case of (i), (v) or (vi) to the extent such event, condition, change, effect, state of facts, circumstance, omission or occurrence disproportionately affects the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its Subsidiaries operate.
“MOE” means the Ministry of Education of the People’s Republic of China or its competent local counterpart.
“MOE Registration” has the meaning set forth in Section 7.01(g).
“MOFCOM” means the Ministry of Commerce of the People’s Republic of China or its competent local counterpart.
“MOFCOM Registration” has the meaning set forth in Section 7.01(d).
“Nasdaq” means the Nasdaq Stock Market.
“NDRC” means the National Development and Reform Commission of the People’s Republic of China.
“NDRC Registration” has the meaning set forth in Section 7.01(e).
“Necessary Stockholder Approval” has the meaning set forth in Section 5.01(b).
“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, any other business organization or entity or Governmental Entity.
“Purchase Price” has the meaning set forth in Section 2.02.
“Restricted Entity List” means that certain restricted entity list delivered to the Investor pursuant to this Agreement.
“SAFE” means the State Administration of Foreign Exchange of the People’s Republic of China, its Beijing local counterpart.
“SAFE Registration” has the meaning set forth in Section 7.01(f).
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 4.06.
“Securities Act” means the Securities Act of 1933.

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“Shares” means the 40,814,802 shares of Common Stock to be issued pursuant to this Agreement, as adjusted pursuant to Section 2.07 (if applicable).
“Subsidiary” means, when used with reference to the Company, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by the Company.
“Transaction Discussions” has the meaning set forth in Section 6.05(c).
“Transaction Documents” means this Agreement and the Investor Rights Agreement, and where applicable, the Guaranty.
“Unigroup” has the meaning set forth in the recitals.
Section 1.02    Interpretation and Rules of Construction. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a section (or article, subsection, paragraph, subparagraph or clause), such reference shall be to a Section (or article, subsection, paragraph, subparagraph or clause) of, or an exhibit or schedule to, this Agreement. The table of contents and any article, section, subsection, paragraph or subparagraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.” The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole, unless the context clearly indicates to the contrary. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.
ARTICLE II
PURCHASE AND SALE

Section 2.01    Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue to the Investor, and the Investor shall purchase, accept and acquire from the Company, the Shares.

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Section 2.02    Purchase Price. The purchase price shall be $92.50 per Share, or $3,775,369,185.00 in the aggregate (the “Purchase Price”).
Section 2.03    Closing. Unless this Agreement shall have been terminated pursuant to Article VIII, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006 (including by electronic transmission) on the date that is three (3) Business Days following the satisfaction or waiver of all conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or at such other time, date and place as shall be mutually agreed by the parties (the “Closing Date”).
Section 2.04    Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor or its designated custodian:
(a)    a certificate or certificates or, at the election of the Investor, appropriate evidence of a book-entry transfer representing the Shares registered in the name of the Investor;
(b)    the officer’s certificate contemplated in Section 7.03(c);
(c)    a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, without incurring personal liability, of the resolutions duly and validly adopted by the Board of Directors evidencing its authorization of the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and
(d)    the Investor Rights Agreement, duly executed by the Company.
Section 2.05    Closing Deliveries by the Investor. At the Closing, the Investor shall deliver to the Company:
(a)    the Purchase Price without any deduction or setoff of any kind, by wire transfer in immediately available funds to a bank account in the United States to be designated by the Company at least three (3) Business Days prior to the Closing in a written notice to the Investor prior to the Closing;
(b)    the officer’s certificate contemplated in Section 7.02(c);
(c)    a true and complete copy, certified by an authorized representative of the Investor, without personal liability, of the resolutions duly and validly adopted by the Investor evidencing the Investor’s authorization of the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and

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(d)    the Investor Rights Agreement, duly executed by the Investor.
Section 2.06    Closing Deliveries by the Guarantor. At the Closing, the Guarantor shall deliver to the Company:
(a)    a true and complete copy, certified by an authorized representative of the Guarantor, without personal liability, of the resolutions duly and validly adopted by the Guarantor evidencing the Guarantor’s authorization of the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and
(b)    the Investor Rights Agreement, duly executed by the Guarantor.
Section 2.07    Adjustments to Shares and/or Purchase Price. The number of Shares and/or type of securities to be issued to the Investor under this Agreement, and/or the Purchase Price, shall be adjusted appropriately to reflect the effect of (i) any stock split, reverse stock split, reclassification, subdivision, combination, spin off, split off, exchange or conversion of shares or other like change with respect to Common Stock, (ii) any shares of Common Stock or other securities issued as a dividend or other distribution with respect to, such shares of Common Stock, or (iii) any cash dividend in respect of the Common Stock, other than regular quarterly cash dividends in an amount not exceeding $1.00 per share, in each case occurring on or after the date hereof and prior to the Closing.
ARTICLE III
GUARANTEE

Section 3.01    Guarantees of Guarantor. The Guarantor is executing this Agreement to guarantee the payment and performance (as applicable) by the Investor of its obligations for payment or performance under this Agreement when due (the “Guaranteed Obligations”). The Guarantor hereby guarantees irrevocably and unconditionally and as a primary obligation the Guaranteed Obligations. If the Investor fails or refuses to pay or perform (as applicable) any such Guaranteed Obligations when due for payment or performance in accordance with this Agreement, the Guarantor shall, upon the written request of the Company, immediately pay or perform, as applicable, such Guaranteed Obligations. This guarantee shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement, whether or not the Guarantor received notice of the same and the Guarantor waives all need for notice of the same.
Section 3.02    Guarantee Unconditional. The guarantee made by the Guarantor pursuant to this Article III is a guarantee of payment and performance and not of collection. The obligations of the Guarantor hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (a) any invalidity, illegality or unenforceability against the Investor of this Agreement due to the lack of power or authority of the Investor to enter into or perform this Agreement or as a result of

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the bankruptcy, insolvency, dissolution, liquidation or reorganization or similar event affecting the Investor; (b) any modification, amendment, restatement, waiver by the Investor or rescission of, or any consent to the departure by the Investor from, any of the terms of this Agreement; (c) any exercise or non-exercise by the Company of any right or privilege under this Agreement and any notice of such exercise or non-exercise; (d) any extension, renewal or waiver by the Investor of any of its obligations or liabilities under this Agreement, by operation of Law or otherwise, or any assignment of any such obligations or liabilities by the Company; (e) any change in the corporate existence, structure or ownership of the Investor; (f) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Investor or its assets or any resulting release or discharge of the Investor’s obligations or liabilities under this Agreement; (g) any requirement that the Company exhaust any right or remedy or take any action against the Investor or any other Person before seeking to enforce the obligations of the Guarantor under this Article III; (h) the existence of any defense, set-off or other rights that the Guarantor may have at any time against the Company or any other Person, whether in connection herewith or any unrelated transactions; or (i) any other suretyship defenses available to a guarantor.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Investor and the Guarantor to enter into this Agreement, the Company hereby represents and warrants to the Investor and the Guarantor as of the date hereof and the Closing Date, that:
Section 4.01    Organization; Authorization; Enforceability.
(a)    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Except as has not had or would not be reasonably expected to have a Material Adverse Effect, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. Each Subsidiary of the Company has been duly organized and, except as has not or would not be reasonably expected to have a Material Adverse Effect, is validly existing and in good standing under the laws of its jurisdiction of organization.
(b)    The Company has all requisite power and authority to enter into the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby. All necessary corporate action has been taken to authorize the execution, delivery and performance of the Transaction Documents and no further approval or authorization is required on the part of the Company or its stockholders.
(c)    The Company, except as has not had or would not be reasonably expected to have a Material Adverse Effect, has requisite corporate power and authority to own its properties and conduct its business as currently conducted.

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(d)    This Agreement has been duly executed by the Company and is, and the Investor Rights Agreement (excluding Section 5.06 thereof, as to which the Company expresses no view), when duly executed and delivered at or prior to the Closing by the Company will (assuming the Investor and the Guarantor have satisfied those legal requirements that are applicable to it to the extent necessary to make this Agreement and the Investor Rights Agreement enforceable against it) be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability of such objections may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or limiting creditors’ rights or remedies generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief.
Section 4.02    Capitalization.
(a)    The authorized capital stock of the Company consists of (a) 5,000,000 shares of preferred stock, par value $0.01 per share, and (b) 450,000,000 shares of Common Stock. As of the close of business on September 25, 2015, no shares of the Company’s preferred stock were issued and outstanding or held in treasury, and 231,602,917 shares of Common Stock were issued and outstanding and 29,735,698 shares of Common Stock were held in treasury. As of the close of business on September 25, 2015, there were outstanding options to purchase an aggregate of 7,813,632 shares of Common Stock. As of the close of business on September 25, 2015, the Company had reserved an aggregate of 18,390,245 shares of Common Stock for issuance pursuant to the Company’s employee benefit plans (including shares issued in respect of awards and shares subject to outstanding awards). All issued shares of Common Stock have been duly authorized and are validly issued, fully paid and are non-assessable and are not subject to and were not issued in violation of any preemptive rights. Except as set forth above, as of the close of business on September 25, 2015, the Company did not have outstanding any securities providing the holder the right to acquire Common Stock, and did not have any commitment to authorize, issue or sell any Common Stock.
(b)    Except as set forth in Section 4.02(a), as of the close of business on September 25, 2015, there were no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any Subsidiary is a party obligating the Company to (i) issue, transfer or sell any shares of capital stock or other Equity Securities, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, or (iii) redeem or otherwise acquire any such shares of capital stock or other Equity Securities. There is no stockholder agreement, voting trust or other agreement or understanding to which the Company is a party relating to the voting, purchase, transfer or registration of the Common Stock. At the Closing, the Investor will acquire good and marketable title to the Shares, free and clear of any lien, security interest or encumbrance or any nature, claim, license, option (including

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rights of first refusal or similar rights) or any similar types of restrictions or limitations other than encumbrances created by the Investor or the Guarantor, together with all rights and benefits attaching thereto as at the Closing Date.
Section 4.03    No Violation. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby (with or without the passage of time or the giving of notice, or both) will (a) contravene, violate, breach or be in conflict with any provisions of the Company’s certificate of incorporation or bylaws; (b) with or without the giving of notice or passage of time, or both, violate, be in conflict with or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any material contract to which the Company or any of its Subsidiaries is a party or by which the Company or any Subsidiary or any of their assets may be bound; or (c) violate or conflict with any Laws to which the Company or any of its Subsidiaries is subject, except in the cases of (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which have not had and do not constitute a Material Adverse Effect.
Section 4.04    Governmental and Other Approvals.
(a)    Assuming the accuracy of the Investor’s and the Guarantor’s representations and warranties set forth in Section 5.03 hereof, except for compliance with the HSR Act, other applicable Antitrust Laws and the CFIUS Approval, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Company other than with respect to the filing of a notice of listing of additional shares with Nasdaq and such as may be required under the blue sky or similar laws of any jurisdiction in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except those the failure of which would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents.
(b)    No consent, approval or authorization of, or notice to any counterparty to any contract of the Company of any of its Subsidiaries must be made or obtained by the Company of any of its Subsidiaries in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except where the failure to make or obtain such consent, approval, authorization or notice has not had and does not constitute a Material Adverse Effect and could not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.
Section 4.05    Authorization of the Shares. Prior to issuance, the Shares will be duly authorized for issuance and sale to the Investor pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set

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forth herein, will be validly issued, fully paid and non-assessable. The issuance of the Shares pursuant to this Agreement is not subject to preemptive or other similar rights of any securityholder of the Company.
Section 4.06    Reports; SEC Filings. The Company has filed all forms, reports, statements (including proxy statements) and other documents (such filings by the Company are collectively referred to as the “SEC Reports”), required to be filed by it with the SEC on a timely basis since August 16, 2014. The SEC Reports filed on or after August 16, 2014 (i) were prepared in all material respects in accordance with the requirements of the Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into such SEC Reports (including the related notes and schedules) presented fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and of cash flows included in or incorporated by reference into such SEC Reports (including any related notes and schedules) presented fairly in all material respects the results of operations, and changes in financial position, income or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the omission of certain notes not ordinarily accompanying such unaudited financial statements and to normal, year-end audit adjustments, none of which is material), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.
Section 4.07    Absence of Proceedings. As of the date hereof, there is no Action before or brought by any Governmental Entity, now pending or, to the knowledge of the Company, threatened against or affecting the Company, which would, individually or in the aggregate, reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder or thereunder.
Section 4.08    No Material Adverse Effect. Since July 3, 2015, there has not been any event, condition, change, effect, state of facts, circumstance, omission or occurrence that, individually or in the aggregate, has had a Material Adverse Effect.
Section 4.09    No Broker’s Fees. Neither the Company nor any Subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Shares.

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Section 4.10    No Additional Representations. The Company hereby acknowledges and accepts the statements and disclaimers set forth in Section 5.10. Neither the Company nor any other Person is making any representation or warranty on behalf of the Company of any kind or nature whatsoever, oral or written, express or implied (including but not limited to, any representation or warranty relating to financial condition, results of operations, assets or liabilities of the Company and its Subsidiaries), except as expressly set forth in this Article IV, and the Company hereby disclaims any such other representations and warranties.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR AND THE GUARANTOR

As an inducement to the Company to enter into this Agreement, each of the Investor and the Guarantor, hereby represents and warrants to the Company as of the date hereof and the Closing Date as follows:
Section 5.01    Organization; Authorization; Enforceability.
(a)    Each of the Investor and the Guarantor has been duly organized and is validly existing and in good standing under the Law of its jurisdiction of organization.
(b)    Each of the Investor and the Guarantor has all requisite power and authority to enter into the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and thereby as applicable, subject, in the case of the consummation of the purchase of the Shares contemplated hereby by Investor, to receipt of the approval thereof by 66 2/3% of the common shares of the Guarantor present and voting at a duly called meeting of the stockholders of the Guarantor (the “Necessary Stockholder Approval”). All necessary corporate action has been taken or will be taken in accordance with the Transaction Documents to authorize the execution, delivery and performance of the Transaction Documents by the Investor and the Guarantor and, subject to the receipt of the Necessary Stockholder Approval, the consummation of the purchase of the Shares contemplated hereby by Investor.
(c)    This Agreement has been duly executed by each of the Investor and the Guarantor, and the Investor Rights Agreement (excluding Section 5.06 thereof, as to which the Investor and Guarantor express no view), when duly executed and delivered at or prior to the Closing by the Investor will (assuming the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make this Agreement and the Investor Rights Agreement enforceable against it) be, the legal, valid and binding obligation of the Investor and the Guarantor, enforceable against the Investor and the Guarantor in accordance with their respective terms, except as enforceability of such objections may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws now or hereafter in effect relating to or limiting

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creditors’ rights or remedies generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief.
Section 5.02    No Violation. Assuming receipt of the Necessary Stockholder Approval, neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby (with or without the passage of time or the giving of notice, or both) will (a) contravene, violate, breach or be in conflict with any provisions of the Investor’s or the Guarantor’s organizational documents or any other governing documents; (b) with or without the giving of notice or passage of time, or both, violate, be in conflict with or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any material contract to which the Investor, the Guarantor or any of their respective Affiliates is a party or by which the Investor, the Guarantor or any of their respective Affiliates or any of their assets may be bound; or (c) assuming compliance with, and the receipt of all consents, authorizations, approvals or waiting period expirations or terminations under, the Governmental Approvals, violate or conflict with any Laws to which the Investor, the Guarantor or any of their respective Affiliates is subject, except in the cases of (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which could not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.
Section 5.03    Governmental and Other Approvals.
(a)    Assuming the accuracy of the representations and warranties of the Company set forth in Section 4.04, and except for compliance with the HSR Act, other applicable Antitrust Laws, the CFIUS Approval, obtaining of the MOFCOM Registration, the NDRC Registration, the SAFE Registration and the MOE Registration (together with the consents, approvals or authorizations, declarations, filings and registrations listed in Section 4.04(a), the “Governmental Approvals”), no approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by it in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except those the failure of which would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of the Investor or the Guarantor, as applicable, to consummate the transactions contemplated by the Transaction Documents.
(b)    The Guarantor has received a written confirmation (确认函) from the NDRC that confirms the receipt of the pre-signing report to the NDRC submitted by the Guarantor for the transactions contemplated by the Transaction Documents.
(c)    No consent, approval or authorization of, or notice to any counterparty to any material contract of the Investor, the Guarantor or any of their respective Affiliates must be made or obtained by the Investor, the Guarantor or any of their respective Affiliates

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in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except where the failure to make or obtain such consent, approval, authorization or notice could not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents.
Section 5.04    Absence of Proceedings. As of the date of this Agreement, there is no Action before or brought by any Governmental Entity, now pending or, to the knowledge of the Investor or the Guarantor, threatened against or affecting the Investor or the Guarantor, which would, individually or in the aggregate, reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Investor or the Guarantor of their obligations hereunder or thereunder.
Section 5.05    Sufficient Funds. The Investor has sufficient funds on hand or, at the Closing will have sufficient funds on hand, in each case, in United States (U.S.) dollars to pay in full the Purchase Price in accordance with the Transaction Documents. The Guarantor has sufficient funds on hand or, at the Closing will have sufficient funds on hand, in each case, in United States (U.S.) dollars to satisfy the Guaranteed Obligations with respect to the payment in full of the Purchase Price in accordance with the Transaction Documents.
Section 5.06    Investment Representations.
(a)    Each of the Investor and the Guarantor acknowledge that:
(i)    the Common Stock is listed on Nasdaq and the Company is required to file reports containing certain business and financial information with the SEC and may be required to file a copy of the Transaction Documents with the SEC, pursuant to the reporting requirements of the Exchange Act and that it is able to obtain copies of such reports;
(ii)    without limiting any provisions set forth under the Investor Rights Agreement, the Shares are subject to resale restrictions under applicable securities Law;
(iii)    without limiting any provisions set forth under the Investor Rights Agreement, the certificates or book-entry position representing the Shares will bear or reflect, as applicable, legends substantially similar to the following:
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR

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OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 OR REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION WITH RESPECT TO ANY TRANSFER PURSUANT TO (I) OR (III) ABOVE.”;
(iv)    in addition, for so long as a holder of Shares is subject to transfer restrictions contained in the Investor Rights Agreement, the certificates or book‑entry position representing such holder’s Shares will bear or reflect a legend substantially similar to the following:
“THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR RIGHTS AGREEMENT, DATED [ ], AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO.”;
(v)    the Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to registration or to an exemption from the registration requirements of the Securities Act; and
(vi)    the Investor is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto.
(b)    The Investor is purchasing the Shares for investment purposes only, and not in a transaction or series of transactions involving a purchase and sale or a repurchase and resale in the course of or incidental to a distribution. The Investor is an “accredited investor” (as

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such term is defined in Rule 501 of Regulation D under the Securities Act). The Investor has not been provided with an offering memorandum or any similar document in connection with its subscription for the Shares. As of the date of this Agreement, none of the Investor, the Guarantor or any of their respective Affiliates beneficially owns any Common Stock or any other Equity Securities.

Section 5.07    No Broker’s Fees. Neither the Investor, the Guarantor nor any of their respective Affiliates is a party to any contract, agreement or understanding with any Person that would give rise to a claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Shares.
Section 5.08    No Additional Representations. The Investor and the Guarantor hereby acknowledge and accept the statements and disclaimers set forth in Section 4.10. The Investor and the Guarantor are sophisticated purchasers and have conducted their own investigation, review and analysis regarding the Company and its Subsidiaries and the transactions contemplated by the Transaction Documents. Neither the Investor nor the Guarantor has relied nor are they relying on any information, documents or materials made available to the Investor, the Guarantor, their respective Affiliates or their respective advisors, whether orally or in writing, in any confidential information memoranda, “datarooms,” management presentations, due diligence materials, discussions or presentations, regardless of form, or on any statement, representation or warranty, express or implied, oral or written, made by the Company, its Subsidiaries or any of their respective advisors, except for the representations and warranties of the Company expressly set forth in Article IV of this Agreement. None of the Company, its Subsidiaries or any of their respective advisors is making, or has made, directly or indirectly, express or implied, any representation or warranty with respect to any estimates, projections or forecasts involving the Company or its Subsidiaries. Each of the Investor and the Guarantor acknowledges that there are inherent uncertainties in attempting to make such estimates, projections and forecasts and that, to the extent that any such estimates, projections or forecasts were made available to the Investor, the Guarantor, their respective Affiliates or their respective advisors, the Investor takes full responsibility for making its own independent evaluation of the adequacy and accuracy of any such estimates, projections or forecasts (including the reasonableness of the assumptions underlying any such estimates, projections and forecasts). Nothing in this Section 5.08 shall be construed as a waiver of any rights or claims that the Investor or the Guarantor may have in respect of fraud with respect to the express terms and conditions set forth in this Agreement or may have under applicable United States federal or other securities Laws.
Section 5.09    Sovereign Immunity. Neither the Investor nor the Guarantor is entitled to any sovereign immunity in connection with any suit, action, judicial or arbitral proceeding arising out of or relating to this Agreement at any time brought against the Investor or Guarantor, or with respect to any suit, action, judicial or arbitral proceeding at any time brought for the purpose of enforcing or executing any judgment or arbitral award in any jurisdiction, with respect to itself or its revenues, assets or properties, whether from service or notice, from suit or arbitral proceeding,

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from the jurisdiction of any court, from attachment prior to judgment or arbitral award, from attachment in aid of execution of judgment or arbitral award, from execution of a judgment or arbitral award or from any other legal or judicial or arbitral process or remedy or otherwise.
Section 5.10    No Additional Representations. Neither the Investor, the Guarantor nor any other Person is making any representation or warranty on behalf of the Investor or the Guarantor of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Article V, and the Company hereby disclaims any such other representations and warranties.
ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.01    Regulatory Approvals; Commercially Reasonable Efforts.
(a)    Subject to the terms and conditions of this Agreement, each of the Investor, the Guarantor and the Company shall use their respective reasonable best efforts, on a cooperative basis, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by the Transaction Documents as soon as reasonably practicable, including using their respective reasonable best efforts to obtain and maintain all necessary actions or nonactions, waivers, waiting period expirations or terminations, consents and approvals, including the Governmental Approvals, from Governmental Entities, and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; provided, however, that notwithstanding any provision of this Agreement (other than, to the extent applicable, Section 6.05), no party shall have any obligation to offer or agree to any commitment or arrangement, or any term, condition, limitation or restriction of any type or nature, that would reasonably be expected to constitute or result in any Impediment with respect to such party or any of its Affiliates. It is acknowledged and agreed that the Investor and the Guarantor shall solely (as between the Investor and the Guarantor, on the one hand, and the Company, on the other hand) be responsible for applying for the MOFCOM Registration (if applicable), the NDRC Registration, the SAFE Registration (if applicable) and the MOE Registration (if applicable), and to seek to fulfill the conditions set forth in Sections 7.01(d), (e), (f) and (g), including submitting and supplementing all necessary documents to the MOFCOM, NDRC, SAFE and MOE and answering any inquiries from such authorities; provided, further that Investor shall keep the Company reasonably informed on a regular and reasonably prompt basis regarding the status of its submissions to, application for the MOFCOM Registration, NDRC Registration, SAFE Registration and MOE Registration and its efforts to satisfy the conditions set forth in Sections 7.01(d), (e), (f) and (g), will promptly inform the Company whenever it receives any material communication from or submits any material communication to such authorities and will promptly provide the Company with copies of any such written communications, and upon

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reasonable request of the Company, will discuss with the Company and respond to the Company’s queries regarding the matters referenced in this Section 6.01.
(b)    Each of the Investor, the Guarantor and the Company shall cooperate in the determination of which registrations, filings, and Governmental Approvals are necessary to consummate the transactions contemplated by the Transaction Documents and the preparation of any such registrations or filings or such applications for the Governmental Approvals and any other orders, clearances, consents, notices, rulings, exemptions, certificates, no-action letters and approvals reasonably deemed by either the Investor and the Guarantor, on the one hand, or the Company, on the other hand, to be necessary to discharge their respective obligations under the Transaction Documents or otherwise advisable under applicable Law in connection with the transactions contemplated by the Transaction Documents.
(c)    Notwithstanding anything to the contrary in the Transaction Documents (other than, to the extent applicable, Section 6.05 of this Agreement), no party shall have any obligation to offer or agree to any commitment or arrangement with any Governmental Entity that would require it or any of its Affiliates at any time to (i) hold separate or divest any of its or its Affiliates’ respective businesses, or any of its or its Affiliates’ respective equity holdings, assets or operations, (ii) enter into any consent decree, settlement, licensing or any other agreement with respect to any of its or its Affiliates’ respective businesses or any of its or its Affiliates’ respective equity holdings, assets or operations, or (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents.
(d)    Each party will notify the others promptly upon the receipt of (i) any comments or questions from any Governmental Entity in connection with any Governmental Approvals or the transactions contemplated by this Agreement and (ii) any request by any Governmental Entity for amendments or supplements to any filings made pursuant to any Laws of any Governmental Entity or answers to any questions, or the production of any documents, relating to an investigation of the transactions contemplated by this Agreement by any Governmental Entity. Without limiting the generality of the foregoing and subject to applicable Law or restrictions required by the concerned Governmental Entities, each party shall provide to the other (or the other’s respective advisors) upon request copies of all correspondence between such party and any Governmental Entity relating to the transactions contemplated by this Agreement. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials or information or materials regarding government contracts or services provided to the other under this Section 6.01 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. Subject to applicable Law or restrictions required by the concerned Governmental Entities, the parties will consult and cooperate with each other in connection with

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any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Entity regarding the transactions contemplated by this Agreement by or on behalf of any party.
Section 6.02    CFIUS Review.
(a)    As soon as practicable after the date hereof, the Investor, the Guarantor and the Company shall prepare, prefile and file with the Committee on Foreign Investment in the United States (“CFIUS”) a joint voluntary notice pursuant to Exon-Florio of the transactions contemplated hereby (the “CFIUS Filing”). The Investor, the Guarantor and the Company shall each, to their fullest ability, provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies within three (3) Business Days of receiving such request, or such longer period as permitted by CFIUS, during the Exon-Florio review process. Subject to the terms and conditions of this Agreement, the Investor, the Guarantor and the Company shall, on a cooperative basis, use their respective reasonable best efforts to take all steps advisable, necessary or desirable to finally and successfully complete the Exon‑Florio review process as promptly as practicable and to make any and all commercially reasonable undertakings necessary to obtain the CFIUS Approval prior to February 29, 2016; provided, however, that notwithstanding any provision of this Agreement, no party shall have any obligation to offer or agree to any commitment or arrangement or any term, condition, limitation or restriction of any type or nature that would reasonably be expected to constitute or result in any Impediment with respect to such party or any of its Affiliates.
(b)    Without limiting the foregoing, the Investor, the Guarantor and the Company shall, on a cooperative basis and subject to the terms and conditions of this Agreement, use their respective reasonable best efforts to take all steps advisable, necessary and desirable to obtain a written determination by CFIUS that the transactions contemplated by this Agreement are not subject to Exon-Florio (the “CFIUS Determination”); provided that notwithstanding the foregoing, neither the Investor nor the Guarantor shall be required to offer or agree to any changes to or limitations of the Investor’s rights under the Transaction Documents (including the Investor Rights Agreement). If, upon the conclusion of the 30-day Exon-Florio review period (including any additional 30-day Exon-Florio review period resulting from the parties’ mutual agreement, and permission from CFIUS, to withdraw and re-submit the CFIUS Filing), the parties have failed to obtain the CFIUS Determination, then each of the Investor and the Company shall have the right to terminate this Agreement upon written notice to the other; provided that such notice of termination must be delivered by the terminating party to the other party in accordance with Section 9.09 no later than fifteen (15) days following the conclusion of such 30-day Exon-Florio review period. In the event neither the Investor nor the Company shall terminate this Agreement during such fifteen (15) day period, such termination right shall be null and void and of no force or effect.
Section 6.03    Securities Law Filings.

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(a)    The Investor and the Guarantor shall timely file all forms, reports and documents required to be filed by each with the SEC (including filing any required statements of beneficial ownership on Schedule 13D or Schedule 13G and such filings as may be required under Section 16 of the Exchange Act).
(b)    Subject to applicable Law, the Company and the relevant Company Subsidiaries shall provide the Guarantor or its advisors, as promptly as reasonably practicable, any non-confidential documents or other information reasonably requested by the Guarantor and required under applicable Law and/or the rules of the Shenzhen Stock Exchange in connection with the Guarantor’s shareholders’ meeting. The Company and the relevant Company Subsidiaries shall also take commercially reasonable actions reasonably requested by the Guarantor to assist the Guarantor in preparing meeting materials for the Guarantor’s shareholders’ meeting as well as relevant materials for filing with the Shenzhen Stock Exchange.
Section 6.04    Standstill.
(a)    Subject to the provisions of this Section 6.04, from the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Article VII, except as contemplated by the Transaction Documents or in furtherance of the transactions contemplated by this Agreement, or as otherwise approved by the Board of Directors, neither the Investor nor the Guarantor shall, and each of the Investor and the Guarantor shall cause each of their respective Affiliates not to, in any manner, directly or indirectly, acting alone or with others, including as part of a 13D Group or through or in concert with their respective directors, officers, employees, agents or representatives:
(i)    acquire or agree, offer, seek or propose, whether by purchase, tender or exchange offer, to acquire ownership of any (x) of the businesses or material assets of the Company or any Subsidiary or (y) Beneficial Ownership of (i) any Equity Securities or any equity securities of any Subsidiary, or (ii) any derivative instrument the value of which is determined by reference to any Equity Security;
(ii)    make any proposal for a merger, reorganization, recapitalization, business combination or other similar extraordinary transaction involving the Company or any Subsidiary (other than any Subsidiary in which Investor holds an interest);
(iii)    seek to influence the control or management of the Company or any Subsidiary (other than any Subsidiary in which Investor holds an interest) in any manner, including by engaging in any “solicitation” (within the meaning of the Exchange Act) of proxies or consents to vote any Equity Securities, or becoming a “participant” in any “election contest” (both within the meaning of the Exchange Act) seeking to elect

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directors not nominated by the Board of Directors, or calling, or seeking or proposing to call, any meeting of the Company’s stockholders in connection therewith;
(iv)    in any manner, agree, attempt, seek or propose to deposit any securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Equity Securities or any equity securities of any Subsidiary in any voting trust or similar arrangement;
(v)    form or join in the formation of a 13D Group with respect to any Equity Securities or equity securities of any Subsidiary (other than otherwise to the Company or the relevant Subsidiary or a Person specified by the Company in a proxy card provided to stockholders of the Company or the relevant Subsidiary by or on behalf of the Company or the relevant Subsidiary);
(vi)    publicly announce any intention, plan or arrangement in connection with any of the foregoing or finance (or arrange for financing for) any Person for the purposes of pursuing any of the foregoing; or
(vii)    enter into any discussions with any third party regarding, or take any action that would require the Company to make any public disclosure with respect to any of the foregoing;
provided that (i) nothing in this Section 6.04 shall be construed as prohibiting the Guarantor from engaging in any confidential discussions with the chief executive officer of the Company with respect to the matters set forth in Section 6.04(a), provided such discussions do not require the Company to make any public disclosures with respect thereto or with respect to the foregoing and (ii) the restrictions set forth in this Section 6.04 shall terminate and be of no further force or effect if any Person (other than the Investor or any Affiliate of the Investor), whether singly or as part of a 13D Group, acquires a majority of the Company’s Equity Securities or all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).
(b)    Neither the Investor nor the Guarantor will request, directly or indirectly, that the Company (or its Affiliates, directors, officers, employees, agents or representatives) terminate, amend, modify or waive any provision of this Section 6.04. The Investor and the Guarantor shall promptly notify the Company of any material proposal made to its or any Subsidiary of Guarantors’ board members or executive officers with respect to any of the matters set forth in Section 6.04(a).
Section 6.05    Further Regulatory Matters.

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(a)    For a period commencing on the date of this Agreement and ending on the first anniversary of the Closing Date, the Investor and the Guarantor shall not, and shall cause their Affiliates not to, consummate (A) any merger, consolidation, combination, share exchange, acquisition of assets, securities or similar transaction that would result in the Investor, the Guarantor or such Affiliate, as the case may be, acquiring Beneficial Ownership of a majority of the assets or equity securities of any of the companies listed on the Restricted Entity List, or (B) any transaction that would result in the Investor, the Guarantor or such Affiliate, as the case may be, acquiring Beneficial Ownership of equity securities and the right to nominate a member of the board of directors of any of the companies listed on the Restricted Entity List.
(b)    If, during the period commencing on the date of this Agreement and ending on the first anniversary of the Closing Date, (x) Holdings or any of its Affiliates (including for this purpose the Investor and the Guarantor and their Affiliates) shall consummate any merger, consolidation, combination, share exchange, acquisition of assets or securities or similar transaction that results in Holdings or such Affiliate acquiring Beneficial Ownership of any of the assets or equity securities of any of the companies listed on the Restricted Entity List or any of such companies’ subsidiaries, and (y) the Company or any Subsidiary shall consummate or enter into a definitive agreement to consummate any merger, consolidation, combination, share exchange, acquisition of assets or securities or similar transaction that results in the Company or such Subsidiary acquiring Beneficial Ownership of any of the assets or equity securities of any other Person (any transaction described in by this clause (y), a “Future Transaction”), then, the Investor and the Guarantor shall, and shall cause their Affiliates to, take any of the following actions or combination of such actions to the extent necessary to resolve all Future Transaction Impediments: (i) waiving rights under the Investor Rights Agreement, (ii) disposing of assets or securities of, and/or changing the terms of agreements, relationships or transactions with, any Person other than the Company and any Subsidiary, (iii) disposing of Equity Securities and or equity securities of any of the Company or any of its Affiliates, or (iv) agree to any consent decree or other agreement with respect to the operation of the business of the Investor, Guarantor or their Affiliates. “Future Transaction Impediments” means, with respect to any proposed Future Transaction, Impediments to such Future Transaction under the HSR Act, the Clayton Act, and any other applicable Antitrust Laws to the extent such Impediments arise out of or relate to the assets or business to be acquired by the Company or its Subsidiary in the Future Transaction, on the one hand, and the assets, securities or business acquired by Holdings or any of its subsidiaries as described in clause (x) above, on the other hand.
(c)    Subject to the consent of the counterparty in any pending potential material transaction discussions (“Transaction Discussions”) the Company agrees to disclose to the Investor and the Guarantor such Transaction Discussions, provided that the Investor agrees in writing that the Investor does not have any disclosure obligations that require any disclosure or reference of any kind to the Transaction Discussions and that the Guarantor will not make any disclosure of any kind with respect to or reference to the Transaction Discussions to any Person (including, without limitation, Affiliates of the Guarantor).

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Section 6.06    Further Assurances. Subject to the terms and conditions of the other sections of this Article VI, each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
Section 6.07    Shareholders Meeting. The Guarantor shall as promptly as practicable after the date hereof take all actions required or advisable in order to call, give notice of, convene, and hold a meeting of its shareholders to approve the transactions contemplated by the Transaction Documents, distribute all materials required in connection with such meeting and use its reasonable best efforts to obtain shareholder approval of the transactions contemplated by the Transaction Documents.
Section 6.08    Guaranty. The Investor and the Guarantor shall cause Unigroup to deliver the Guaranty to the Company within ten (10) Business Days after the date of this Agreement.
Section 6.09    Stockholder Rights Plan. The Company shall not adopt any stockholder rights or similar plan or arrangement unless Investor’s purchase of the Shares pursuant to this Agreement, or subsequent purchases of Common Stock authorized under the Investor Rights Agreement, does not constitute a triggering event thereunder.
Section 6.10    Sovereign Immunity. To the extent that the Investor and the Guarantor are ever construed as a Governmental Entity or are or become entitled to any sovereign immunity in connection with any suit, action, judicial or arbitral proceeding arising out of or relating to this Agreement at any time brought against the Investor or Guarantor, or with respect to any suit, action, judicial or arbitral proceeding at any time brought for the purpose of enforcing or executing any judgment or arbitral award in any jurisdiction, with respect to itself or its revenues, assets or properties, whether from service or notice, from suit or arbitral proceeding, from the jurisdiction of any court, from attachment prior to judgment or arbitral award, from attachment in aid of execution of judgment or arbitral award, from execution of a judgment or arbitral award or from any other legal or judicial or arbitral process or remedy or otherwise, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Investor and the Guarantor hereby unconditionally and irrevocably agree (a) that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes rather than public or governmental acts and (b) not to claim and unconditionally and irrevocably waive such immunity to the full extent it is permitted to do so under applicable Law of such jurisdiction.
ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01    Mutual Conditions of Closing    . The obligations of the Company, the Guarantor and the Investor to consummate the transactions contemplated by the Transaction

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Documents shall be subject to the fulfillment or mutual written waiver, at or prior to the Closing, of each of the following conditions:
(a)    No Adverse Law, Injunction. There shall not be any Law or Governmental Order in effect that restrains, enjoins, or otherwise prohibits the transactions contemplated by the Transaction Documents;
(b)    HSR. The applicable HSR Act waiting period will have expired or have been terminated and any timing agreement to which the parties entered with the Federal Trade Commission or Department of Justice Antitrust Division shall have expired or been terminated;
(c)    Other Competition Filings. Any applicable approval or waiting period required under any other applicable Antitrust Laws will have been obtained or terminated or will have expired.
(d)    MOFCOM. If applicable, the Guarantor shall have received a written certificate from MOFCOM (企业境外投资证书) or its equivalent that confirms the completion of the filing with the MOFCOM for the transactions contemplated by the Transaction Documents without the imposition of any Impediment (the “MOFCOM Registration”);
(e)    NDRC. The Guarantor shall have received the filing notice issued by the NDRC (项目备案通知书) or its equivalent that confirms the completion of the filing with the NDRC for the transaction contemplated by the Transaction Documents without the imposition of any Impediment (the “NDRC Registration”);
(f)    SAFE. If applicable, the Guarantor shall have received registration certificate (业务登记凭证) from SAFE or a bank authorized by SAFE and a registration form (对外担保基本信息情况登记表), or their equivalent, that confirms the completion with the foreign exchange registration for the transactions contemplated by this Agreement without the imposition of any Impediment (the “SAFE Registration”);
(g)    MOE. If applicable, the Guarantor shall have obtained from the MOE a filing document with respect to the valuation of the Shares (接受非国有资产评估项目备案表) or its equivalent (the “MOE Registration”);
(h)    CFIUS. The CFIUS Approval shall have been obtained.
(i)    Necessary Stockholder Approval. The shareholders of the Guarantor shall have duly approved the transactions contemplated herein (the “Necessary Stockholder Approval”).

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Section 7.02    Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of the Investor and the Guarantor contained in this Agreement shall be true and correct in all material respects or, where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects as so qualified, in each case, as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent such representation or warranty is expressly made as of an earlier date);
(b)    Covenants. The covenants and agreements contained in this Agreement to be complied with by the Investor and the Guarantor on or before the Closing shall have been complied with in all material respects;
(c)    Investor Closing Certificate. The Investor shall have delivered to the Company a certificate, dated as of the date of the Closing and signed by any senior officer, certifying to the effect that the conditions set forth in Sections 7.01(d), (e), (f), (g) and (i) and Sections 7.02(a) and (b) have been satisfied; and
(d)    Investor Rights Agreement. The Company shall have received the Investor Rights Agreement, duly executed and delivered by the Investor and the Guarantor.
Section 7.03    Conditions to Obligations of the Investor and the Guarantor. The obligations of the Investor and the Guarantor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:
(a)    Representations and Warranties. (i) The representations and warranties of the Company contained in Sections 4.02 (Capitalization), 4.05 (Authorization of the Shares), 4.07 (Absence of Proceedings) and 4.08 (No Material Adverse Effect) of this Agreement shall be true and correct in all respects, and (ii) the representations and warranties of the Company contained in this Agreement (other than representations and warranties of the Company contained in Sections 4.02, 4.05, 4.07 and 4.08 of this Agreement) shall be true and correct in all material respects or, where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects as so qualified, in each case, as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent such representation or warranty is expressly made as of an earlier date).
(b)    Covenants. The covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects;

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(c)    Company Closing Certificate. The Company shall have delivered to the Investor a certificate, dated as of the date of the Closing and signed by any senior officer, certifying to the effect that the conditions set forth in Sections 7.03(a), (b), (d) and (e) have been satisfied;
(d)    Nasdaq Listing. The Shares shall have been approved for listing on the Nasdaq subject to notice of issuance by the Company;
(e)    No Material Adverse Effect. Since July 3, 2015, no event or events shall have occurred and be continuing which, individually or in the aggregate, constitute a Material Adverse Effect; and
(f)    Investor Rights Agreement. The Investor shall have received the Investor Rights Agreement, duly executed and delivered by the Company.
ARTICLE VIII
TERMINATION

Section 8.01    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by the mutual written consent of the Company, the Investor and the Guarantor;
(b)    by the Investor or the Guarantor, if (i) the Company shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, (ii) such breach is not cured within twenty (20) days after the Company receives written notice thereof from the Investor (or such shorter period between the date of such notice and the Closing), and (iii) such breach would cause any of the conditions set forth in Sections 7.03(a), (b) or (e) not to be satisfied;
(c)    by the Company, if (i) the Investor or the Guarantor shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, (ii) such breach is not cured within twenty (20) days after the Investor receives written notice thereof from the Company (or such shorter period between the date of such notice and the Closing), and (iii) such breach would cause any of the conditions set forth in Sections 7.02(a) or (b) not to be satisfied;
(d)    by the Company, the Guarantor or the Investor if the Closing shall not have occurred by February 29, 2016; provided, however, that the right to terminate this Agreement under this paragraph (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

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(e)    by the Investor, the Guarantor or the Company in the event that (i) any Governmental Entity shall have issued a Governmental Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Transaction Documents, and (ii) such Governmental Order or action shall have become final and nonappealable; and
(f)    by the Investor in the event (i) (x) any Person, whether singly or as part of a 13D Group, acquires a majority of the Company’s Equity Securities or all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise), or (y) the Company or any Subsidiary shall enter into a definitive agreement with respect to, or shall publicly announce that it plans to enter into a transaction with respect to, any of the foregoing, (ii) the Board or the stockholders of the Company shall approve a plan of liquidation or dissolution of the Company, or (iii) of any transaction or other event in which the Common Stock no longer is required to be registered under the Exchange Act;
(g)    prior to the Necessary Shareholder Approval having been obtained, by the Company in the event (i) any Person, whether singly or as part of a 13D Group, acquires a majority of the Company’s Equity Securities or all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise), or (ii) the Company or any Subsidiary shall enter into a definitive agreement with respect to any of the foregoing; or
(h)    by either of the Investor or the Company in accordance with Section 6.02(b).
Section 8.02    Effect of Termination. In the event of termination of this Agreement as provided herein, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement that occurred before such termination and the terms of Article IX shall survive any such termination.
ARTICLE IX
GENERAL PROVISIONS

Section 9.01    Amendment and Modification. This Agreement may not be amended, modified or supplemented except by written agreement of the Company, the Guarantor and the Investor.
Section 9.02    Extension; Waiver. The Company, on the one hand, and the Investor and the Guarantor, on the other hand, may (a) extend the time for the performance of any of the obligations or acts of the Investor and the Guarantor or the Company, as applicable, (b) waive any

28

inaccuracies in the representations and warranties of the Investor and the Guarantor or the Company, as applicable, contained herein or in any document delivered pursuant hereto, (c) waive compliance with any of the agreements of the Investor and the Guarantor or the Company, as applicable, contained herein or (d) waive any condition to the obligations of the Investor and the Guarantor or the Company, as applicable hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing among the parties, shall constitute a waiver of any such right, power or remedy.
Section 9.03    Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred or delegated by any of the parties without prior written consent of the other parties, and any attempt to make any such assignment, transfer or delegation without such consent shall be null and void.
Section 9.04    Survival of Representations and Warranties. The representations and warranties of the parties contained herein shall not survive the Closing Date; provided, that Sections 4.01(a), (b) and (d), 4.10, 5.01, 5.06, 5.08, 5.09 and 5.10 herein shall survive indefinitely; and provided further that Section 4.02(a) shall survive for a period of 12 months after the Closing Date, but only if and to the extent any representation set forth therein is incorrect in any material respect.
Section 9.05    Public Announcements. Neither party will make any public disclosure regarding the Transaction Documents or the transactions contemplated in the Transaction Documents without first consulting with the other party, except as may be required by applicable Law and applicable stock exchange rules or to the extent required to obtain the Governmental Approvals; provided that the initial announcement and/or disclosure of the transactions contemplated by the Transaction Documents shall be mutually agreed by the parties. To the extent reasonably practicable, the parties shall cooperate on the content of any public disclosure.
Section 9.06    Expenses. Except as otherwise specified in the Transaction Documents, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.
Section 9.07    Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

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Section 9.08    Entire Agreement. The Transaction Documents (including any exhibits and schedules) and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Guarantor and the Investor with respect to the subject matter hereof and thereof.
Section 9.09    Notices. All notices, requests, consents, waivers and other communications hereunder shall be in writing and shall be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) on the day after mailing if sent by an internationally recognized overnight delivery service that maintains records of the time, place and recipient of delivery; or (d) upon receipt of a confirmed transmission, if sent by telex, telecopy or facsimile transmission or e-mail, in each case to the other parties at the following addresses, facsimile numbers or e-mail addresses or to such other addresses as may be furnished in writing by one party to the others:
(a) if to the Investor or the Guarantor to:
Unisplendour Corporation Limited
9/F Unis Plaza, Tsinghua Science Park
Beijing, China 100084
Attn: Wei Zhang, VP
Facsimile: +86  10 6277.0880
Email: zw@thunis.com
with a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention: J. Warren Gorrell
Facsimile: +1 202 637 5910
Email: warren.gorrell@hoganlovells.com
Attention: Glenn C. Campbell
Facsimile: +1 202 637 5910
Email: glenn.campbell@hoganlovells.com
Attention: Elizabeth M. Donley
Facsimile +1 202 637 5910
Email:    elizabeth.donley@hoganlovells.com

Hogan Lovells International LLP
31st Floor, Tower 3, China Central Place
No. 77 Jianguo Road
Chaoyang District

30

Beijing 100025
Attention: Jun Wei
Facsimile: +86 10 6582 9499
Email: jun.wei@hoganlovells.com

(b) if to the Company:
Western Digital Corporation

3355 Michelson Drive, Suite 100
Irvine, California 92612
Attention: General Counsel
Facsimile: (949) 672-9612
E-mail: Michael.Ray@wdc.com

with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Neil Whoriskey
Facsimile: (212) 225-3999
E-mail: nwhoriskey@cgsh.com
Attention: Adam Fleisher
Facsimile: (212) 225-3999
E-mail: afleisher@cgsh.com
Attention: Matthew P. Salerno
Facsimile: (212) 225-3999
E-mail: msalerno@cgsh.com

Section 9.10    No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and, except as set forth in Section 5.06 in the Investor Rights Agreement, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
Section 9.11    Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of New York to be applied.
Section 9.12    Arbitration; Provisional Remedies; Consent to Jurisdiction; Service of Process; Venue.

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(a)    All disputes arising out of, relating to or in connection with this Agreement shall be finally settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”). Each party, on behalf of itself and its Affiliates, irrevocably and unconditionally consents to such arbitration as the sole and exclusive method of resolving any such dispute.
(b)    The arbitration proceeding will take place in the Borough of Manhattan, City of New York and will be conducted in the English language. There shall be three (3) arbitrators, one of whom shall be nominated by the initiating party in the notice of arbitration, the second of whom shall be nominated by the other party within thirty (30) days of receipt of the request for arbitration, and the third of whom, who shall act as the chairman, nominated by the two (2) appointed arbitrators within thirty (30) days of the appointment of the second arbitrator, should the two party appointed arbitrators fail to agree on the nomination of the third arbitrator within such 30-day period, the third arbitrator shall be appointed by the ICC pursuant to the Rules. The third arbitrator shall be chosen solely from among individuals who are licensed to practice law in the State of New York. Judgment upon any arbitral award rendered may be entered and a confirmation order sought in any court having jurisdiction thereof.
(c)    For the avoidance of doubt, the arbitral tribunal shall have the power to issue injunctions and award specific performance in accordance with Section 9.14. The arbitral tribunal shall have no power to impose any non-monetary sanctions.
(d)    Nothing in this Agreement shall prevent any party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. To that end, each of the parties to this Agreement irrevocably and unconditionally submits to the jurisdiction of the federal courts of the United States of America or, in the event that such courts do not have subject matter jurisdiction, the courts of the State of New York, in each case located in the Borough of Manhattan, for the purposes of any such action or other proceeding seeking provisional measures in connection with this Agreement. The Investor and the Guarantor have appointed [•] as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action or proceeding which may be instituted in any New York court. The Investor and the Guarantor hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Investor and the Guarantor agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Investor and the Guarantor. The Company irrevocably consents to service of process in the manner provided for notice in Section 9.09. Each of the parties irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal courts of the United States

32

of America or, in the event that such courts do not have subject matter jurisdiction, the courts of the State of New York, in each case located in the Borough of Manhattan, or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 9.13    Damages. No party shall any party seek or be entitled to receive special or punitive damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement.
Section 9.14    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.
Section 9.15    Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.
Section 9.16    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[Signature page follows]

33

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized in the understanding that no contract shall be formed, and the parties shall be under no obligation with respect to the matters set out herein, unless and until Unis Union Information System Ltd. and Unisplendour Corporation Limited have delivered to Western Digital Corporation, and Western Digital Corporation has delivered to Unis Union Information System Ltd. and Unisplendour Corporation Limited, executed counterparts of these signature pages.

WESTERN DIGITAL CORPORATION

By /s/ Stephen D. Milligan
Name: Stephen D. Milligan
Title: Chief Executive Officer

UNIS UNION INFORMATION SYSTEM LTD.

By /s/ Lian Qi
Name: Lian Qi
Title: Executive Director

UNISPLENDOUR CORPORATION LIMITED

By /s/ Weiguo Zhao
Name: Weiguo Zhao
Title: Chairman

[Signature Page to Stock Purchase Agreement]

Exhibit A
Form of Investor Rights Agreement

A-1

INVESTOR RIGHTS AGREEMENT
by and among
Unis Union Information System Ltd.,
Unisplendour Corporation Limited
and
Western Digital Corporation

Dated as of [•]

TABLE OF CONTENTS
Page
Article 1

DEFINITIONS

Section 1.01	Definitions 1
Article 2

BOARD REPRESENTATION

Section 2.01	Investor Nominee Appointment and Nomination Right 7

Section 2.02	Vacancies 9

Section 2.03	Board Qualifications 9

Section 2.04	Compensation, Indemnification and Insurance 9

Section 2.05	Termination of Investor Nominee Rights 9

Section 2.06	Non-Transferability 10

Section 2.07	Mandatory Recusal 10

Section 2.08	Confidentiality 10

Section 2.09	Access to Financial Data 11
Article 3

VOTING AGREEMENT

Section 3.01	Voting Agreement 12

Section 3.02	Board Authority 12

Section 3.03	Investor Nominee 12
Article 4

INVESTOR AND GUARANTOR RESTRICTIONS AND AGREEMENTS

Section 4.01	Standstill 13

Section 4.02	Dispositions 16

Section 4.03	Further Regulatory Matters 18
Article 5

REGISTRATION RIGHTS

Section 5.01	Shelf Registration 19

Section 5.02	Demand Registration 22

Section 5.03	Piggyback Registration 25

Section 5.04	Registration Expenses 26

Section 5.05	Registration Procedures 27

Section 5.06	Indemnification 31

Section 5.07	Miscellaneous 34

Section 5.08	Interaction with Lockup 35
Article 6

TERMINATION

Section 6.01	Termination 35
Article 7

MISCELLANEOUS

Section 7.01	Amendment and Modification 35

Section 7.02	Guarantee 35

Section 7.03	Titles and Subtitles; Interpretation 36

Section 7.04	Extension; Waiver 37

Section 7.05	Binding Nature; Assignment 37

Section 7.06	Severability 37

Section 7.07	Notices 37

Section 7.08	Governing Law 39

Section 7.09	Complete Agreement 39

Section 7.10	No Third-Party Beneficiaries 39

Section 7.11	Counterparts 39

Section 7.12	Further Assurances 39

Section 7.13	Specific Performance 39

Section 7.14	Arbitration; Provisional Remedies; Consent to Jurisdiction; Service of Process; Venue 40

Section 7.15	Currency 41

Section 7.16	Damages 41

Section 7.17	Expenses 41

Section 7.18	Entire Agreement 41

Section 7.19	Public Announcements 41

Section 7.20	Sovereign Immunity 41

INVESTOR RIGHTS AGREEMENT
This Investor Rights Agreement (the “Agreement”) is made as of this [•] day of [•], 201[•], by and among Unis Union Information System Ltd., a Hong Kong corporation (the “Investor”), Unisplendour Corporation Limited, a Chinese corporation (the “Guarantor”), and Western Digital Corporation, a Delaware corporation (the “Company”).
WHEREAS, the Company, the Investor and the Guarantor are parties to that certain Stock Purchase Agreement, dated as of September 29, 2015 (as amended, through the date hereof, the “Stock Purchase Agreement”), pursuant to which the Company will issue to the Investor and the Investor will purchase from the Company on the Closing Date the Shares;
WHEREAS, in connection with the Stock Purchase Agreement and the transfer of the Shares to the Investor, the parties desire to enter into this Agreement in order to establish certain rights and restrictions relating to the Investor’s ownership of the Shares; and
WHEREAS, in order to induce the Company to enter into this Agreement and the Stock Purchase Agreement, the Guarantor is guaranteeing the obligations of the Investor hereunder and under the Stock Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1
DEFINITIONS

Section 1.01    Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement and the following terms shall have the following meanings:

“13D Group” means any “group” within the meaning of Rule 13d-5 promulgated under the Exchange Act.
“Action” means any action, suit, proceeding, hearing, charge, complaint, claim, arbitration or investigation by or before any Governmental Entity.
“Additional Data” has the meaning set forth in Section 2.09(b).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person. Notwithstanding the foregoing, it is acknowledged and agreed that for purposes of this Agreement, (i) for purposes of determining whether a Person is an Affiliate of the Investor and/or the Guarantor, “Affiliates” of the Investor and the Guarantor shall include Tsinghua Unigroup Co., Ltd. (“Unigroup”) and those Persons controlled directly or indirectly by Guarantor and/or

Unigroup and shall not include any other Person controlling or under common control with Unigroup, and (ii) the Company, its officers, directors, agents, Subsidiaries and Persons that directly or indirectly control, are controlled by or are under common control with the Company, on the one hand, and the Investor, the Guarantor and their respective officers, directors, agents and subsidiaries, and respective persons that directly or indirectly control, are controlled by or are under common control with the Investor and the Guarantor, on the other hand, shall not be considered Affiliates of each other as a result of the transactions contemplated by the Transaction Documents.
“Agreement” has the meaning set forth in the preamble, and shall include all amendments hereto made in accordance with the provisions hereof.
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Authorized Agent” has the meaning set forth in Section 7.14.
“Beneficial Ownership,” “Beneficially Own” or “Beneficially Owned” shall refer to the concept of “beneficial ownership” in Rule 13d-3 promulgated under the Exchange Act.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Board Qualifications” has the meaning set forth in Section 2.03.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York, New York, Hong Kong or Beijing, China. In the event that any action is required or permitted to be taken under this Agreement on or by a date that is not a Business Day, such action may be taken on or by the Business Day immediately following such date.
“Closing” means the closing of the transactions contemplated by the Stock Purchase Agreement.
“Closing Date” means the date on which the Closing occurs.
“Common Stock” means the common stock of the Company, par value $0.01.
“Company” has the meaning set forth in the preamble.
“Company Indemnitees” has the meaning set forth in Section 5.06(b).
“Company Supported Distribution” means a public underwritten offering by the Company of Registrable Securities that is designated by the Investor as a “Company Supported Distribution” in the applicable Shelf Take-Down Notice or Demand Notice.

“Restricted Entities” has the meaning set forth in Section 4.02(d)(i).
“Restricted Entity List” has the meaning set forth in Section 4.02(d)(i).
“Restricted Entity Transferees” has the meaning set forth in Section 4.02(d)(i).
“Confidentiality Agreement” means that certain Confidentiality Agreement, between the Guarantor and the Company, dated as of August 26, 2015.
“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.
“Demand Notice” has the meaning set forth in Section 5.02(a).
“Demand Registration” has the meaning set forth in Section 5.02(a).
“Demand Registration Statement” has the meaning set forth in Section 5.02(a).
“Election Meeting” has the meaning set forth in Section 2.01(d).
“Equity Securities” means any capital stock or other equity interests of the Company, any securities convertible into, exercisable for or exchangeable for capital stock or other equity interests of the Company, and any other rights, warrants, options or other instruments representing the right to acquire any of the foregoing securities.
“Exchange Act” means the Securities Exchange Act of 1934.
“Final Financial Data” has the meaning set forth in Section 2.09(c).
“FINRA” means the Financial Industry Regulatory Authority.
“Free Writing Prospectus” has the meaning set forth in Rule 405 promulgated under the Securities Act.
“Future Transaction” has the meaning set forth in Section 4.03(b).
“Governmental Entity” means any supranational, foreign, domestic, federal, territorial, provincial, regional, state, county, city, township or other local governmental authority, or any regulatory, self-regulatory, administrative or other agency, instrumentality, court, government organization, quasi-governmental organization, mediator, arbitrator or arbitral forum (whether public or private), commission, tribunal thereof, or any political or other subdivision, department or branch of any of the foregoing, or any private body exercising any tax, regulatory or governmental or quasi-governmental authority, or any securities exchange.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity with competent jurisdiction.
“Guaranteed Obligations” has the meaning set forth in Section 7.02(a).
“Guarantor” has the meaning set forth in the preamble.
“Holdings” has the meaning set forth in Section 4.03(b).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indemnified Party” has the meaning set forth in Section 5.06(c).
“Indemnifying Party” has the meaning set forth in Section 5.06(c).
“Investor” has the meaning set forth in the preamble.
“Investor Nominee Termination Event” has the meaning set forth in Section 2.05.
“Investor Nominee” has the meaning set forth in Section 2.01(a).
“Investor Indemnitees” has the meaning set forth in Section 5.06(a).
“Law” means any statute, law, ordinance, regulation, rule, code, order or rule of law (including common law) of any Governmental Entity, and any judicial or administrative interpretation thereof, including any Governmental Order.
“Lockup Period” means the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date.
“Loss” or “Losses” shall have the meaning set forth in Section 5.06(a).
“Nomination Materials” has the meaning set forth in Section 2.01(b).
“Other Securities” means the Common Stock or other securities of the Company that are not Beneficially Owned by the Investor which the Company is registering pursuant to a Registration Statement covered by Article 5.
“Permitted Transfer” has the meaning set forth in Section 4.02(f).
“Permitted Transferee” has the meaning set forth in Section 4.02(f).
“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, any other business organization or entity, or Governmental Entity.

“Piggyback Notice” has the meaning set forth in Section 5.03(a).
“Piggyback Registration” has the meaning set forth in Section 5.03(a).
“Preliminary Data” has the meaning set forth in Section 2.09(b).
“Preliminary Financial Data” has the meaning set forth in Section 2.09(a).
“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
“Registrable Securities” means (i) the Shares acquired by the Investor pursuant to the Stock Purchase Agreement, (ii) any shares of Common Stock acquired by the Investor in accordance with Section 4.01(b), (iii) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange generally for, or in replacement generally of, the Shares, such additional shares of Common Stock acquired in accordance with Section 4.01(b) or other Registrable Securities and (iv) any securities issued in exchange for the Shares, such additional shares of Common Stock acquired in accordance with Section 4.01(b) or other Registrable Securities in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale by the Investor has been declared or deemed effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities have been otherwise Transferred (other than pursuant to Section 4.02(f) and in accordance with Section 7.05 or pursuant to Section 4.02(g)), (iii) such securities shall have ceased to be outstanding or (iv) such securities, together with all remaining Registrable Securities held by the Investor, have been or could all be sold in a single transaction without volume or other limitations pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.
“Registration Expenses” has the meaning set forth in Section 5.04(a).
“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of Common Stock issued to the Investor on the Closing Date pursuant to the Stock Purchase Agreement, as such shares may be adjusted to reflect the effect of any stock split, reverse stock split, reclassification, subdivision, combination, spin off, split off, exchange or conversion of shares or other like change with respect to Common Stock occurring on or after the date hereof.
“Shelf Date” has the meaning set forth in Section 5.01(a).
“Shelf Registration Statement” has the meaning set forth in Section 5.01(a).
“Shelf Take-Down Notice” has the meaning set forth in Section 5.01(b).
“Standstill Period” means the period commencing on the Closing Date and continuing until the latest to occur of (A) the fifth anniversary of the Closing Date, (B) the date on which the Guarantor, the Investor and the Subsidiaries of the Guarantor and/or the Investor cease to Beneficially Own, in the aggregate, at least five percent (5%) of the Voting Securities, and (C) three (3) months after the date on which the Investor is no longer entitled to nominate an Investor Nominee to the Board, after taking into account the cure period set forth in Section 2.05(a).
“Stock Purchase Agreement” has the meaning set forth in the recitals.
“Subsidiary” means, when used with reference to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such Person.
“Suspension Period” has the meaning set forth in Section 5.05(a)(ii).
“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.
“Transaction Discussions” has the meaning set forth in Section 4.03(c).
“Transaction Documents” means this Agreement and the Stock Purchase Agreement.
“Transfer” or “Transferred” means to, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, (i) sell, assign, give, lease, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose, (ii) grant to any Person any option, right or warrant to purchase or otherwise receive, or (iii) enter into any swap, other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences or other rights of ownership, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.
“Voting Securities” means shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.
ARTICLE 2
BOARD REPRESENTATION

Section 2.01    Investor Nominee Appointment and Nomination Right.

(a)Generally. The Investor shall have the right, but not the obligation, to designate one nominee to serve as a director of the Company (the “Investor Nominee”). From and after the date hereof, the Investor may at any time relinquish its right under this Section 2.01(a) to designate an Investor Nominee.

(b)Nomination Materials. With respect to the nomination of each Investor Nominee, the Investor shall (i) notify the Company in writing of the name of such Investor Nominee and (ii) provide the Company with a duly completed questionnaire providing such information regarding the Investor and the Investor Nominee as the Company regularly requests from all director nominees, together with such other information and documentation relating to the Company’s compliance with applicable Law as the Company may reasonably request (the information described in this Section 2.01(b), the “Nomination Materials”).

(c)Appointment of Initial Investor Nominee. [The initial Investor Nominee shall be [•]] Nomination Materials to be provided with sufficient time prior to Closing to permit review.. Promptly following (but in no event more than thirty (30) days following) the latest of (x) the Closing Date, (y) the Company’s 2015 annual meeting of stockholders, and (z) the date on which the Company receives Nomination Materials with respect to the nominated initial Investor Nominee in form and substance reasonably satisfactory to the Company demonstrating, to the Company’s reasonable satisfaction, that the initial Investor Nominee meets the Board Qualifications, the Board shall increase the size of the Board by one, and fill the resulting vacancy by appointing the initial Investor Nominee to the Board for a term expiring at the next annual meeting of stockholders of the Company in accordance with the Company’s Certificate of Incorporation and Bylaws.

(d)Subsequent Elections; Timetable of Election Materials. With respect to each annual or special meeting of stockholders of the Company following the Company’s 2015 annual meeting of stockholders, at which directors are to be elected and at which the seat held by the Investor Nominee will be subject to election (each, an “Election Meeting”), the Investor may re-nominate the then-current Investor Nominee or may nominate a new Investor Nominee and the Investor shall provide the Company with

Nomination Materials with respect to the re-nomination or nomination of such Investor Nominee. The Investor shall deliver to the Company, Nomination Materials in form and substance reasonably satisfactory to the Company demonstrating, to the Company’s reasonable satisfaction, that such Investor Nominee meets the Board Qualifications at least 90 days prior to the date of such Election Meeting. With respect to each Election Meeting in respect of which the Investor has nominated or re-nominated an Investor Nominee and the Company has timely received Nomination Materials in respect of such Investor Nominee, the Board shall: (a) include such Investor Nominee in its slate of nominees for election to the Board at such Election Meeting and, (b) except to the extent the Board in good faith determines, based upon advice of nationally recognized outside legal counsel, that taking or failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (i) recommend that the Company’s stockholders vote in favor of the election of such Investor Nominee and support such Investor Nominee for election in a manner no less favorable than the manner in which the Company supports its other nominees, and (ii) the Board shall not (x) withdraw the nomination of the Investor Nominee or any of the foregoing recommendations, (y) nominate, in the aggregate, a number of nominees to the Board greater than the number of seats on the Board up for election, or (z) recommend the election of any other person to a position on the Board for which the Investor Nominee has been nominated. In the event that the required Nomination Materials are not timely received by the Company by the date specified by the Board (or any committee thereof) for the submission of director questionnaires by the Company’s nominees to the Board with respect to any Election Meeting, neither the Company nor the Board shall have any obligation to nominate or appoint an Investor Nominee to the Board, subject to the Company’s obligation to nominate an Investor Nominee at the next Election Meeting to the extent the Investor and such Investor Nominee satisfy the requirements of this Article 2 with respect to such Election Meeting; provided, however, that in the event the Board (or any committee thereof) shall have extended the date for the submission of a director questionnaire for any nominee to the Board, the Investor Nominee’s submission of the Nomination Materials shall be deemed timely if received by the Company on or prior to such extended date.

(e)Compliance. The foregoing appointment and nomination rights will be subject to the Investor’s compliance with this Agreement and the Investor Nominee satisfying and complying with the Company’s Board Qualifications (as defined in Section 2.03); provided that, if an Investor Nominee does not meet the Board Qualifications, (i) the Company will not nominate a replacement candidate in place of the rejected Investor Nominee (unless the Investor does not designate a replacement candidate pursuant to its rights in the following clause (ii) by the deadline within clause (ii)), and (ii) the Investor shall have the right (if exercised as promptly as reasonably practicable and in any event prior to the date specified by the Board (or any committee thereof) for the submission of director questionnaires by the Company’s nominees to the Board with respect to any Election Meeting) to designate a replacement candidate in place of the rejected Investor Nominee until such time as an Investor Nominee that meets the Board Qualifications is put forward by the Investor. [For the avoidance of doubt, the

Company hereby affirms that the initial Investor Nominee identified above satisfies the Board Qualifications as of the date hereof.] To be included if Nomination Materials in form and substance reasonably satisfactory for the Company, demonstrating to the Company’s reasonable satisfaction, that the Investor Nominee meets the Board Qualifications, are provided with sufficient time prior to Closing to permit review.

Section 2.02    Vacancies. If an Investor Nominee who has been duly appointed or elected to the Board resigns from the Board, is removed (with or without cause) pursuant to applicable Law or the Company’s Bylaws, fails to satisfy the Board Qualifications, dies or otherwise cannot or is not willing to stand for reelection or to continue to serve as a member of the Board, the Investor shall have the right to nominate a replacement Investor Nominee by submitting Nomination Materials to the Company in accordance with Section 2.01(b) hereof. Promptly following the date on which the Company receives Nomination Materials with respect to the nominated Investor Nominee that are in form and substance reasonably satisfactory to it and demonstrating that the Investor Nominee meets the Board Qualifications (and in any event prior to or concurrent with any further meeting or action by the Board following the receipt of such Nomination Materials), the Board shall appoint the Investor Nominee to the Board in accordance with the Company’s Certificate of Incorporation and Bylaws for a term expiring at the next annual meeting of stockholders of the Company.

Section 2.03    Board Qualifications. Each Investor Nominee shall, at the time of nomination and at all times thereafter until such individual’s service on the Board of Directors ceases, (a) meet and comply with any applicable requirements under applicable Law and the Company’s corporate governance policies to be a member of the Board of Directors, (b) be an executive officer or former executive officer of the Investor or any of its Affiliates, (c) not be an officer or director of any Restricted Entity or Restricted Entity Transferee and (d) prior to being nominated, agree to comply with the requirements of this Section 2.03, Section 2.07 and Section 2.08 and prior to being nominated agree in writing to resign from the Board when required by Section 2.05 or if he or she has violated Section 2.07 or Section 2.08 (the “Board Qualifications”). The Company shall not revise or amend the Board Qualifications in a manner that has the intent of adversely affecting the nomination, election or continued service of an Investor Nominee (by for instance, adding requirements that all directors meet citizenship or independence requirements that would disqualify Persons known by the Company to be the Investor’s probable designees).

Section 2.04    Compensation, Indemnification and Insurance. No Investor Nominee shall receive any compensation for his or her services as a director. In all directors’ and officers’ insurance policies and rights in respect of indemnification and advancement of expenses, each current and former Investor Nominee shall be covered as an insured or covered person in such a manner as to provide the Investor Nominee with rights and benefits under such insurance policies or indemnification or advancement provisions no less favorable than provided to the other current or former (as applicable) non-executive directors of the Company.

Section 2.05    Termination of Investor Nominee Rights. Notwithstanding the foregoing, all of the Investor’s rights under this Article 2 shall terminate permanently upon the earliest to occur of:

(a)the Guarantor, the Investor and the Permitted Transferees ceasing to Beneficially Own, in the aggregate, at least ten percent (10%) of the total number of issued and outstanding shares of Common Stock; provided, however, that in the event of any issuance of shares of Common Stock by the Company that causes the aggregate number of shares of Common Stock Beneficially Owned by the Investor to be less than ten percent (10%) of the total number of issued and outstanding shares of Common Stock at such time, Investor shall have three (3) months from the date the Investor receives written notice from the Company that the number of shares of Common Stock Beneficially Owned by Investor is less than ten percent (10%) of the total number of issued and outstanding shares to acquire additional shares of Common Stock to increase its Beneficial Ownership to at least ten percent (10%) of the total number of issued and outstanding shares of Common Stock pursuant to and in accordance with Section 4.01(b)(ii) before Investor’s rights under this Article 2 are terminated pursuant to this Section 2.05; and

(b)any material breach by the Investor or the Guarantor of the provisions of Article 3 or Article 4 of this Agreement that is not cured within twenty (20) days after the Investor receives written notice thereof from the Company.

Each of the events described in subsections (a) and (b) of this Section 2.05 are referred to as an “Investor Nominee Termination Event.”
Section 2.06    Non-Transferability. The Investor may not Transfer to any Person all or any portion of its rights under this Article 2 under any circumstances, notwithstanding the Transfer of all or any portion of the Shares.

Section 2.07    Mandatory Recusal. In the event that the Board receives materials regarding, deliberates, discusses or takes any action with respect to any matter relating to, involving or in connection with: (i) business activities involving U.S. government contracts or the sale, provision or potential sale or provision of products or services to a U.S. Government Entity, or contracts, products or services involving the International Traffic in Arms Regulations (ITAR) or (ii) any transaction or other arrangement that may require approval of any third party or any Governmental Entity as a result of the Investor’s ownership of Equity Securities or the Investor’s rights under this Agreement, then, in each case, the Investor Nominee shall not be entitled to receive any such information and shall recuse himself or herself from any discussions to the extent related thereto, and the Company shall refrain from disclosing information and materials related thereto to the Investor Nominee.

Section 2.08    Confidentiality. Information disclosed to the Investor Nominee in connection with his or her service as a member of the Board shall be kept confidential by the Investor Nominee in accordance with the Company’s Code of Business Ethics and other corporate governance policies applicable to the Company’s directors, which, for the avoidance of doubt precludes disclosure of such information by the Investor Nominee to the Investor or any of its Affiliates.

Section 2.09    Access to Financial Data.

(a) To the extent reasonably requested by the Guarantor solely for purposes of preparing such audited and unaudited financial statements, including the notes thereto, as the Guarantor is required to publicly disclose under applicable Law, the Company shall make available to the Guarantor as promptly as reasonably practicable following the end of each fiscal quarter or year of the Company, as applicable, the net income appearing in the preliminary, unaudited consolidated statement of income of the Company and the notes thereto in respect of that period (the “Preliminary Financial Data”).
(b) The Company will use its reasonable best efforts to provide the Guarantor with such further information as is reasonably requested by the Guarantor in connection with the Guarantor’s preparation of the Guarantor’s financial statements (the “Additional Data” and, together with the Preliminary Financial Data, the “Preliminary Data”) and reasonable assistance relating thereto.
(c) As promptly as reasonably practicable following the public disclosure by the Company of its unaudited or audited consolidated financial statements in respect of a fiscal quarter or year (the “Final Financial Data”), the Company shall send copies of the Final Financial Data to the Guarantor.
(d) The Guarantor hereby acknowledges and agrees that the Preliminary Data and the Final Financial Data provided by the Company to the Investor is without any representation or warranty on behalf of the Company of any kind or nature whatsoever, oral or written, express or implied, and that neither the Company nor any of its Subsidiaries shall have any liability whatsoever to the Guarantor or any other Person with respect to the Guarantor’s use of the Preliminary Data or, except as contemplated by the United States federal securities laws, the Final Financial Data. The Company shall have no obligation to reconcile the Preliminary Data with the Final Financial Data.
(e) The Guarantor shall keep the Preliminary Data confidential and shall not directly or indirectly, including through the disclosure of financial data that reflects the Preliminary Data, disclose the Preliminary Data to any Person, other than its officers, employees and external accountants who have a need to know such data, who have been advised of the confidentiality of the Preliminary Data, and who have agreed (in the case of external accountants, in writing) to be bound by the terms of this Section 2.09 as if such Person was the Guarantor. The Guarantor shall fully indemnify the Company and be liable for any losses, claims, damages, costs or expenses of any kind arising from a violation of this Section 2.09 by the Guarantor or any such officer, employee or external accountant.

(f) The Guarantor hereby acknowledges and agrees that the Preliminary Data constitutes material non-public information for purposes of the U.S. federal securities laws (and has a comparable status under the Law of other jurisdictions) and that applicable Law prohibits the sale or purchase of securities of the Company or its Subsidiaries while in possession of material non-public information; the Guarantor agrees that it shall, and shall cause any other Person that has received the Preliminary Data from the Guarantor, to refrain from trading in any such securities until such time as the Final Financial Data has been disclosed by the Company in respect of any period for which the Guarantor has received the Preliminary Data.
ARTICLE 3
VOTING AGREEMENT

Section 3.01    Voting Agreement. Until the later of (i) six months after the date on which the Investor is no longer entitled to nominate an Investor Nominee to the Board and (ii) the date on which the Investor, the Guarantor and their respective Affiliates Beneficially Own, in the aggregate, less than five percent (5.0%) of the Total Voting Power, each of the Investor and the Guarantor agrees to cause each Equity Security entitled to vote on the relevant matter and Beneficially Owned by it or its Affiliates to be voted by proxy (returned sufficiently in advance of the deadline for proxy voting for the Company to have the reasonable opportunity to verify receipt including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) or in person in accordance with the recommendation of the Board of Directors, in respect of (a) the election of directors of the Company or any matter (procedural or otherwise) relating to the election of directors, including non-binding shareholder proposals with respect thereto; (b) any acquisition or disposition of any properties or assets, any merger, consolidation or other business combination transaction, including any stockholder resolutions upon which any such acquisition, disposition, merger, consolidation or other business combination transaction is contingent; (c) the issuance, sale, pledge, distribution or other disposition, repurchase, redemption or other acquisition of capital stock or indebtedness; (d) any matters related to equity incentive plans or other employee or director compensation matters including any “say on pay” votes; (e) any amendment, modification, supplement, restatement or other change to the Company’s or its Subsidiaries’ certificates of incorporation, bylaws or other governing documents, including any non-binding shareholder proposals with respect thereto; (f) quorum requirements for meetings of the Company’s stockholders; and (g) any other “routine” matters on which banks, brokers, and other nominees are permitted, under applicable Law, as of the date hereof, to exercise discretionary voting authority without instruction from their respective clients.

Section 3.02    Board Authority. For the avoidance of doubt, notwithstanding Section 3.01 above, the Board shall have full authority in respect of the following matters: (a) the appointment or dismissal of officers or senior managers of the Company, (b) entry into, termination, or non-fulfillment by the Company of significant contracts, and (c) the policies or procedures of the Company governing the treatment of nonpublic technical, financial, or other proprietary information of the Company.

Section 3.03    Investor Nominee. For the avoidance of doubt, the requirements set forth in Section 3.01 shall not impose any obligations on the Investor Nominee in his or her capacity as a director of the Company and shall not require the Investor Nominee to vote in any particular manner in his or her capacity as a director of the Company.

ARTICLE 4

INVESTOR AND GUARANTOR RESTRICTIONS AND AGREEMENTS

Section 4.01    Standstill.

(a)Subject to the provisions of this Section 4.01, during the Standstill Period, unless otherwise approved by the Board of Directors (excluding Investor Nominee), neither the Investor nor the Guarantor shall, and each of the Investor and the Guarantor shall cause each of their respective Affiliates not to, in any manner, directly or indirectly, acting alone or with others, including as part of a 13D Group or through or in concert with their respective directors, officers, employees, agents or representatives:

(i)acquire or agree, offer, seek or propose, whether by purchase, tender or exchange offer, to acquire ownership of any (x) of the businesses or material assets of the Company or any Subsidiary or (y) Beneficial Ownership of (i) any Equity Securities or any equity securities of any Subsidiary, or (ii) any derivative instrument the value of which is determined by reference to any Equity Security;

(ii)make any proposal for a merger, reorganization, recapitalization, business combination or other similar extraordinary transaction involving the Company or any Subsidiary (other than any Subsidiary in which Investor holds an interest);

(iii)except through the actions of the Investor Nominee (solely to the extent such actions are taken confidentially and are taken in his or her capacity as a member of the Board of Directors), seek to influence the control or management of the Company or any Subsidiary (other than any Subsidiary in which Investor holds an interest) in any manner, including by engaging in any “solicitation” (within the meaning of the Exchange Act) of proxies or consents to vote any Equity Securities, or becoming a “participant” in any “election contest” (both within the meaning of the Exchange Act) seeking to elect directors not nominated by the Board of Directors, or calling, or seeking or proposing to call, any meeting of the Company’s stockholders in connection therewith;

(iv)in any manner, agree, attempt, seek or propose to deposit any securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Equity Securities or any equity securities of any Subsidiary in any voting trust or similar arrangement;

(v)form or join in the formation of a 13D Group with respect to any Equity Securities or equity securities of any Subsidiary, or grant to any Person any proxy with respect to the exercise of voting rights with respect to the Equity Securities or equity securities of any Subsidiary (other than (A) pursuant to Section 3.01 or (B) otherwise to the Company or the relevant Subsidiary or a Person specified by the Company in a proxy card provided to stockholders of the Company or the relevant Subsidiary by or on behalf of the Company or the relevant Subsidiary);

(vi)publicly announce any intention, plan or arrangement in connection with any of the foregoing or finance (or arrange for financing for) any Person for the purposes of pursuing any of the foregoing; or

(vii)enter into any discussions with any third party regarding, or take any action that would require the Company to make, any public disclosure with respect to any of the foregoing;

provided that (i) nothing in this Section 4.01 shall be construed as prohibiting the Guarantor from engaging in any confidential discussions with the chief executive officer of the Company with respect to the matters set forth in Section 4.01(a), provided such discussions do not require the Company to make any public disclosures with respect thereto or with respect to the foregoing and (ii) the restrictions set forth in this Section 4.01(a) shall terminate and be of no further force or effect if any Person (other than the Investor or any Affiliate of the Investor), whether singly or as part of a 13D Group acquires a majority of the Company’s Equity Securities or all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).
(b)Notwithstanding clause (a) above, the Investor may (i) acquire additional shares of Common Stock to the extent necessary to maintain or, in the event the number of Shares acquired on the Closing Date represented less than 15% of the total number of issued and outstanding shares of Common Stock, obtain, together with the Guarantor and Holdings and all of its and the Guarantor’s and Holdings’ Affiliates, Beneficial Ownership of a number of shares of Common Stock that is equal to up to 15% of the total number of issued and outstanding shares of Common Stock as determined based on the total number of issued and outstanding shares of Common Stock (A) as most recently announced by the Company prior to such acquisition or (B) as of a later date upon the Investor’s request that the Company provide the then current number of issued and outstanding shares of Common Stock, provided that the Investor has not previously Transferred (other than Transfers to Permitted Transferees and Transfers pursuant to Section 4.02(g)) any Shares; provided that any sales or other dispositions of Shares by the Investor required pursuant to Section 4.01(c) or Section 4.03(b) shall not constitute sales of Shares by the Investor for purposes of this Section 4.01(b)(i), (ii) acquire additional shares of Common Stock to the extent necessary to maintain, together with the Guarantor and Holdings and all of their respective Affiliates, Beneficial Ownership of a number of shares of Common Stock that is equal to 11% of the total number of issued and outstanding shares of Common Stock as determined based on the total number of issued and outstanding shares of Common Stock (A) as most recently announced by the Company prior to such acquisition or (B) as of a later date upon the Investor’s request that the Company provide the then current number of issued and outstanding shares of Common Stock, provided that the Investor has not previously Transferred (other than Transfers to Permitted Transferees and Transfers pursuant to Section 4.02(g)) in the aggregate a number of shares of Common Stock in an amount equal to 30% or more of the Shares; provided that any sales or other dispositions of Shares by the Investor required pursuant to Section 4.01(c) or Section 4.03(b) shall not constitute sales of Shares by the Investor for purposes of this Section 4.01(b)(ii), or (iii) acquire or propose to acquire Beneficial Ownership of additional Equity Securities in a transaction previously approved in writing by the Board, which transaction was proposed on a confidential basis to the Board, and which proposed transaction remains confidential until after the Board authorizes disclosure and is consummated only in accordance with the terms and conditions approved by the Board.

(c)In the event that at any time Holdings and its Affiliates in the aggregate Beneficially Own more than 15% of the total number of issued and outstanding shares of Common Stock, Guarantor and its Subsidiaries shall be obligated to sell such number of shares of Common Stock to reduce the aggregate Beneficial Ownership of Holdings and its Affiliates (after taking into account any sales by Holdings or its Affiliates) to 15% or less of the total number of issued and outstanding shares of Common Stock; provided that such obligation shall not arise until the aggregate Beneficial Ownership by Holdings and its Affiliates is greater than 15.35% of the total number of issued and outstanding shares of Common Stock; provided further that the Guarantor and the Investor shall promptly notify the Company upon receipt of notification of or becoming aware of the fact that Holdings and its Affiliates (including the Guarantor, the Investor and their respective Affiliates) Beneficially Own more than 15% of the total number of issued and outstanding shares of Common Stock. Any such sale pursuant to this Section 4.01(c) shall (subject to the sale restrictions set forth in Section 5.07(b)) occur not more than ninety (90) days after Guarantor, Investor or their respective Affiliates are notified of, or otherwise become aware of, the fact that Holdings and its Affiliates in the aggregate Beneficially Own more than 15% of the total number of issued and outstanding shares of Common Stock. Sales pursuant to this Section 4.01(c) (i) shall be made without regard to the restrictions set forth in Section 4.02(a) and (ii) shall not be subject to the restrictions with respect to minimum or maximum aggregate proceeds set forth in Section 5.01(b)(iii) or Section 5.02(a).

(d)Neither the Investor nor the Guarantor will request, directly or indirectly, that the Company (or its Affiliates, directors, officers, employees, agents or representatives) terminate, amend, modify or waive any provision of this ýSection 4.01. The Investor and the Guarantor shall promptly notify the Company of any material communications or material inquiry made to any of its executive officers or directors with respect to any matter set forth in Section 4.01(a).

Section 4.02    Dispositions.

(a)Lockup Period. Each of the Investor and the Guarantor agrees that during the Lockup Period, without the prior written consent of the Company, neither the Investor nor the Guarantor shall, nor shall either of them authorize, permit or direct their Affiliates to, directly or indirectly, Transfer any Equity Securities for which the Lockup Period has not expired, provided, however, that this Section 4.02(a) will cease to apply:

(i)On the six month anniversary of the Closing Date, with respect to 2.5% of the Shares.

(ii)On the first anniversary of the Closing Date, with respect to an additional 5% of the Shares.

(iii)On the second anniversary of the Closing Date, with respect to an additional 15% of the Shares.

(iv)On the third anniversary of the Closing Date, with respect to an additional 20% of the Shares.

(v)On the fourth anniversary of the Closing Date, with respect to an additional 27.5% of the Shares.

(b)Termination of Lockup Period. On the fifth anniversary of the Closing Date, all remaining restrictions set forth in Section 4.02(a) shall cease to apply.

(c)Government Required Transfers/Regulatory Matters. Notwithstanding clauses (a) and (b) above, from and after the Closing Date, the Investor may Transfer any Common Stock it holds in order to comply with the requirements of any U.S. Governmental Entity or in furtherance of Section 4.03(b).

(d)Restricted Entity Transferees.

(i)During the term of this Agreement, each of the Investor and the Guarantor agrees that it shall not, and shall not allow any of its Affiliates to, Transfer, directly or indirectly, any Equity Securities knowingly to any Person identified in that certain restricted entity list (the “Restricted Entity List”), delivered to the Investor pursuant to Section 6.05 of the Stock Purchase Agreement, as such letter may be amended from time to time in accordance with ýSection 4.02(d)(ii) (collectively, “Restricted Entities”), or to any Affiliate of any such Person (Restricted Entities and their respective Affiliates collectively, “Restricted Entity Transferees”), and any such Transfer shall be null and void; provided, however, that the foregoing shall not prohibit any sale of Equity Securities through open market brokerage transactions where the identity of the purchaser is unknown (and, for the avoidance of doubt, Investor shall have no duty of inquiry in connection with such brokerage transactions).

(ii)The Restricted Entity List identifies the Restricted Entities as of the date hereof. Following consultation with the Investor, the Company may amend the Restricted Entity List following the date hereof to add or remove Restricted Entities from such Restricted Entity List, each such amendment to be effective upon delivery of written notice thereof to the Investor, provided that (x) any Person so added to the Restricted Entity List as a Restricted Entity must be a material direct competitor of the Company in one of its principal lines of business, as determined in good faith by the Company, (y) there shall not be more than ten (10) Restricted Entities in total identified on the Restricted Entity List at any time, and (z) the Company may not amend the Restricted Entity List (A) prior to the six-month anniversary of the Closing, or (B) more than twice per each twelve-month period thereafter.

(e)5% Threshold. During the term of this Agreement, each of the Guarantor and the Investor agrees that it shall not, and shall not allow any of their Affiliates to, Transfer, directly or indirectly, any Equity Securities knowingly to any Person or 13D Group that (i) would Beneficially Own more than 5% of any class of Equity Securities following such Transfer, or (ii) to the knowledge of the Investor, after reasonable inquiry, is seeking to Beneficially Own more than 5% of any class of Equity Security, and any such Transfer shall be null and void; provided, however, that the foregoing shall not prohibit any sale of Equity Securities through open market brokerage transactions where the identity of the purchaser is unknown (and, for the avoidance of doubt, Investor shall have no duty of inquiry in connection with such brokerage transactions).

(f)Permitted Transfers. Notwithstanding the foregoing, Transfer of Equity Securities by the Investor (or any Permitted Transferee) (i) to the Guarantor or, with the prior written consent of the Company, not to be unreasonably withheld, conditioned or denied, to any Subsidiary of the Guarantor (each, a “Permitted Transferee”), or (ii) to a third party pursuant to a tender offer, exchange offer, merger, consolidation or other transaction (A) which is recommended to the stockholders of the Company by the Board of Directors; and (B) in the case of a merger or other business combination transaction, which has been approved by the stockholders of the Company (each, a “Permitted Transfer”), shall be permitted.

(g)Certain Transfers in Connection with Pledges of Equity Securities. Notwithstanding the foregoing, (i) a Transfer of Equity Securities by the Investor in connection with any pledge, encumbrance, hypothecation, mortgage or other similar arrangement in connection with a financing by the Guarantor or the Investor, or any refinancing in respect thereof, (ii) a Transfer of Equity Securities by any Person holding a security interest in the Equity Securities in connection with a financing by the Guarantor or the Investor for the purpose of seeking repayment of all or a portion of any credit extended in connection with any such financing or refinancing, or (iii) a Transfer of Equity Securities that have been pledged by the Investor for the purpose of repaying any credit extended in connection with any such financing or refinancing when the Guarantor or the Investor is in default thereunder.

Section 4.03    Further Regulatory Matters.

(a)For a period commencing on the date of this Agreement and ending on the first anniversary of this Agreement, the Investor and the Guarantor shall not, and shall cause their Affiliates not to, consummate any (A) merger, consolidation, combination, share exchange, acquisition of assets, securities or similar transaction that would result in the Investor, the Guarantor or such Affiliate, as the case may be, acquiring Beneficial Ownership of a majority of the assets or equity securities of any of the companies listed on the Restricted Entity List (without regard to any amendment contemplated by Section 4.02(d)(ii)), or (B) any transaction that would result in the Investor, the Guarantor or such Affiliate, as the case may be, acquiring Beneficial Ownership of equity securities and the right to nominate a member of the board of directors of any of the companies listed on the Restricted Entity List (without regard to any amendment contemplated by Section 4.02(d)(ii)).

(b)If, at any time prior to the first anniversary of the date hereof, (x) Tsinghua Holdings Co., Ltd., a Chinese corporation (“Holdings”) or any of its Affiliates (including for this purpose the Investor and the Guarantor and their Affiliates) shall consummate any merger, consolidation, combination, share exchange, acquisition of assets or securities or similar transaction that results in Holdings or such Affiliate acquiring Beneficial Ownership of any of the assets or equity securities of any of the companies listed on the Restricted Entity List (without regard to any amendment contemplated by Section 4.02(d)(ii)) or any of such companies’ subsidiaries, and (y) the Company or any Subsidiary shall consummate or enter into a definitive agreement to consummate any merger, consolidation, combination, share exchange, acquisition of assets or securities or similar transaction that results in the Company or such Subsidiary acquiring Beneficial Ownership of any of the assets or equity securities of any other Person, (any transaction described in this clause (y), a “Future Transaction”), then, subject to Section 5.07(b), the Investor and the Guarantor shall, and shall cause their Affiliates to, take any of the following actions or combination of such actions to the extent necessary to resolve all Future Transaction Impediments: (i) waiving rights under this Agreement, (ii) disposing of assets or securities of, and/or changing the terms of agreements, relationships or transactions with, any Person other than the Company and any Subsidiary, (iii) disposing of Equity Securities and or equity securities of any of the Company or any of its Affiliates, or (iv) agree to any consent decree or other agreement with respect to the operation of the business (of the Investor, Guarantor or their Affiliates. “Future Transaction Impediments” means, with respect to any proposed Future Transaction, Impediments to such Future Transaction under the HSR Act, the Clayton Act, and any other applicable Antitrust Laws to the extent such Impediments arise out of or relate to the assets or business to be acquired by the Company or its Subsidiary in the Future Transaction, on the one hand, assets, securities or business acquired by Holdings or any of its subsidiaries as described in clause (x) above, on the other hand.

(c)Subject to the consent of the counterparty in any pending potential material transaction discussions (“Transaction Discussions”) the Company agrees to disclose to the Investor and the Guarantor such Transaction Discussions, provided that the Investor agrees in writing that the Investor does not have any disclosure obligations that require any disclosure or reference of any kind to the Transaction Discussions and that the Guarantor will not make any disclosure of any kind with respect to or reference to the Transaction Discussions to any Person (including, without limitation, Affiliates of the Guarantor).

(d)Sales of Equity Securities (i) may be made in furtherance of Section 4.03(b) without regard to the restrictions set forth in Section 4.02(a) and (ii) shall not be subject to the restrictions with respect to minimum or maximum aggregate proceeds set forth in Section 5.01(b)(iii) or Section 5.02(a).

ARTICLE 5

REGISTRATION RIGHTS

Section 5.01    Shelf Registration.

(a)The Investor may request, not earlier than ninety (90) days in advance of, and not later than thirty (30) days following, the six-month anniversary of Closing and each of the first five anniversaries of Closing, that the Company shall file with the SEC, and the Company shall file with the SEC on the later of (i) six (6) months after the Closing Date and (ii) ninety (90) days following receipt of any such request (each, a “Shelf Date”), so long as the Company is eligible to do so, a Registration Statement providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, of all of the Registrable Securities (or such lesser number or dollar amount as the Investor may request) that are not, at the time such Shelf Registration Statement goes effective, subject to the restrictions set forth in Section 4.02(a) of this Agreement, provided that such obligation shall be satisfied if the Company shall have in effect an effective shelf registration statement on Form S-3 (or any comparable or successor form or forms then in effect) (any such registration statement, a “Shelf Registration Statement”) that registers resale of such Registrable Securities. The Shelf Registration Statement shall be on Form S-3 (or any comparable or successor form or forms then in effect) under the Securities Act; provided, however, that if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). The Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) the time all Registrable Securities included in such Registration Statement having been sold and (ii) the time the Investor no longer holds any Registrable Securities. If the Shelf Registration Statement is not automatically effective, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to become effective, as promptly as practicable, but in no event later than one hundred twenty (120) days following the filing of the Shelf Registration Statement.

(b)The Investor agrees that if it wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so in accordance with this Section 5.01(b) and Section 5.05. In the event the Investor wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, whether in an underwritten offering or otherwise that would require action by the Company pursuant to Section 5.01(b)(i), the Investor agrees to notify the Company of such intent (a “Shelf Take-Down Notice”) and shall deliver a Shelf Take-Down Notice at least twenty (20) Business Days prior to any intended sale of Registrable Securities under the Shelf Registration Statement, it being agreed that if the Investor intends to sell any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall reasonably cooperate with the Investor to facilitate such sale, including with respect to the actions required pursuant to Section 5.05(a)(vii) and, if a Company Supported Distribution is requested, Section 5.05(a)(xiii). From and after the date the Shelf Registration Statement is declared or deemed effective, the Company shall, as promptly as practicable after the date of the Shelf Take-Down Notice:

(i)if required by applicable Law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable Law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Investor is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit the Investor to deliver or be deemed to have delivered such Prospectus to purchasers of Registrable Securities in accordance with applicable Law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared or deemed effective under the Securities Act as promptly as practicable;

(ii)provide the Investor copies of any documents filed pursuant to Section 5.01(b)(i); and

(iii)notify the Investor as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 5.01(b)(i); provided, however, that if such Shelf Take-Down Notice is delivered during a Suspension Period, the Company shall so inform the Investor and shall take the actions set forth in clauses (i) and (ii) above promptly upon expiration of the Suspension Period in accordance with Section 5.05; provided, further, that the Investor shall not be entitled to deliver to the Company more than one (1) Shelf Take-Down Notice in any twelve (12) month period (or within twelve (12) months of delivering a Demand Notice) and each Shelf Take-Down Notice may only be delivered if the sale of the Registrable Securities covered thereby is reasonably expected to result in aggregate gross cash proceeds in excess of One Hundred Million Dollars ($100,000,000) (without regard to any underwriting discount or commission) and, provided, further, that the Investor shall not be entitled to request more than three (3) Company Supported Distributions in the aggregate (including Company Supported Distributions with respect to offerings under Section 5.02 herein; provided, however that in the event the Investor is required to sell shares of Common Stock pursuant to Section 4.03(b), and elects to sell such shares of Common Stock pursuant to a Company Supported Distribution, such Company Supported Distribution shall not count against the limit on the number of Company Supported Distributions set forth in this Section 5.01(b)(iii)). A Shelf Take-Down Notice may not be delivered to the Company without its prior written consent (not to be unreasonably withheld, delayed or conditioned) if the sale of the Registrable Securities covered thereby is reasonably expected to exceed the greater of (i) the value of twelve million five hundred thousand (12,500,000) Shares at the time of the sale or (ii) One Billion Dollars ($1,000,000,000).

(c)If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering which underwritten offering was initially requested by the Investor pursuant to a Shelf Take-Down Notice, and the managing underwriter of such underwritten offering advises the Investor that it is its good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by the Company or holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price of the Common Stock or the price, timing or distribution of the Registrable Securities to be so included, together with all such Other Securities, then there shall be included in such firm commitment underwritten offering not more than the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter can be sold without so adversely affecting such offering or the price of the

Common Stock, and such number or dollar amount of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Investor;
(ii) second, such number of Other Securities to be sold by the Company as the Company, acting in good faith, shall have determined; and
(iii) third, among any holders of Other Securities, pro rata, based on the number or dollar amount of Other Securities Beneficially Owned by each such holder of Other Securities.
(d)The Investor shall have the right to notify the Company that it has determined that the Shelf Take-Down Notice be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw all activities undertaken in connection with such Shelf Take-Down Notice, and such withdrawn Shelf Take-Down Notice shall not count against the limit of Shelf Take-Down Notices or Company Supported Distributions, as applicable; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 5.01(a), which has been subsequently abandoned or withdrawn pursuant to this Section 5.01(d) at the request of the Investor, and shall be reimbursed by the Investor for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material adverse information concerning the Company that the Company has not (i) disclosed to the Investor or (ii) publicly disclosed in compliance with applicable securities Laws prior to the date of the Shelf Take-Down Notice.

(e)In the event that the securities that may be registered on a particular Shelf Registration Statement is limited by the SEC or otherwise by applicable Law, the Company may reduce the number or dollar amount of securities to be registered on such Shelf Registration Statement to such number or dollar amount of securities as allowed by the SEC and applicable Law.

(f)Notwithstanding anything contained herein to the contrary, with the prior written consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall be entitled to coordinate (but not in violation of Section 5.01) any offerings under this Section 5.01 with any offerings to be effected pursuant to similar agreements with the holders of Other Securities, including, if practicable, by filing one Registration Statement for the Registrable Securities and all Other Securities.

Section 5.02    Demand Registration.

(a)At any time following the six month anniversary of the Closing, if the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 5.01, the Investor shall have the right, by delivering a written notice to the Company (a “Demand Notice”), to require the Company to register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by the Investor that are not, at the time such Demand Notice is received by the Company, subject to the restrictions of ýSection 4.02(a) of this Agreement and requested by the Investor in such Demand Notice to be so registered (a “Demand Registration”); provided, however, that (i) the Company shall not be required to effect more than three (3) Demand Registrations for underwritten offerings pursuant to this Section 5.02(a); (ii) the Company shall not be required to effect a Demand Registration if the Investor has sold Registrable Securities pursuant to a Shelf Registration Statement within the preceding twelve (12) month period; (iii) the Investor shall not be entitled to deliver to the Company more than two (2) Demand Registrations in any twelve (12) month period; and (iv) a Demand Registration may not be made until at least one hundred and twenty (120) days after the date of a prior Demand Registration, and, in any event, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Investor is reasonably expected to result in aggregate gross cash proceeds in excess of One Hundred Million Dollars ($100,000,000) (without regard to any underwriting discount or commission); and provided, further, that the Investor shall not be entitled to request more than three (3) Company Supported Distributions in the aggregate (including Company Supported Distributions with respect to offerings under Section 5.01 of this Agreement; provided, however that in the event the Investor is required to sell shares of Common Stock pursuant to Section 4.03(b), and elects to sell such shares of Common Stock pursuant to a Company Supported Distribution, such Company Supported Distribution shall not count against the limit on the number of Company Supported Distributions set forth in this Section 5.02(a)). A Demand Registration may not exceed the greater of (i) the value of twelve million five hundred thousand (12,500,000) Shares or (ii) One Billion Dollars ($1,000,000,000) without the Company’s prior written consent (not to be unreasonably withheld, delayed or conditioned). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than ninety (90) days after receipt by the Company of such Demand Notice, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Investor in accordance with the methods of distribution elected (a “Demand Registration Statement”) and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in no event later than one hundred twenty (120) days following the date of filing the Registration Statement, it being agreed that if the Investor intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall cooperate with the Investor to facilitate such distribution, including the actions required pursuant to Section 5.05(a)(vii) and, if a Company Supported Distribution is requested, Section 5.05(a)(xiii).

(b)If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter of such underwritten offering advises the Investor in writing that it is its good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by the Company or holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter can be sold without so adversely affecting such offering or the price of the Common Stock, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i) first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Investor;
(ii) second, such number or dollar amount of Other Securities to be sold by the Company as the Company, acting in good faith, shall have determined; and
(iii) third, among any holders of Other Securities, pro rata, based on the number or dollar amount of Other Securities Beneficially Owned by each such holder of Other Securities.
(c)In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least thirty (30) days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)The Investor shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn with respect to Registrable Securities, in which event the Company shall promptly abandon or withdraw such Registration Statement with respect to Registrable Securities and such abandoned or withdrawn registration shall not count against the limit of Demand Registrations or Company Supported Distributions, as applicable; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 5.02(a), which has been subsequently abandoned or withdrawn pursuant to this Section 5.02(d) at the request of the Investor, and shall be reimbursed by the Investor for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material information concerning the Company that the

Company has not (i) disclosed to the Investor or (ii) publicly disclosed prior to the date of the Demand Notice.

(e)Notwithstanding anything contained herein to the contrary, with the prior written consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall be entitled to coordinate (but not in violation of Section 5.02) any offerings under this Section 5.02 with any offerings to be effected pursuant to similar agreements with the holders of Other Securities, including, if practicable, by filing one Registration Statement for all Other Securities.

(f)In the event that the number or dollar amount of securities to be registered in a particular Demand Registration is limited by the SEC or otherwise under applicable Law, the Company may reduce the number or dollar amount of securities to be registered in such Demand Registration to such number or dollar amount of securities as allowed by the SEC and applicable Law.

Section 5.03    Piggyback Registration.

(a)If the Company proposes to file a registration statement under the Securities Act with respect to an offering (i) by the Company for its own account (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto, (B) filed solely in connection with any employee benefit, dividend reinvestment, or any other similar plan, (C) filed solely in connection with any business combination or similar transaction or (D) for the purpose of effecting a rights offering afforded to all holders of the Shares) or (ii) for the account of any of its security holders, the Company will give the Investor written notice of such filing at least ten (10) Business Days’ prior to the anticipated filing date (the “Piggyback Notice”). The Piggyback Notice shall offer the Investor the opportunity to include in such registration statement the number or dollar amount of Registrable Securities (for purposes of this Section 5.03, “Registrable Securities” shall be deemed to mean solely securities of the same class as those proposed to be offered for the account of the Company or its security holders) as they may request that are not, at the time of such Piggyback Notice, subject to the restrictions set forth in Section 4.02(a) of this Agreement (a “Piggyback Registration”). Subject to ýSection 5.03(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received a written request from the Investor for inclusion therein within five (5) Business Days after notice has been given to the Investor. The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of at least thirty (30) days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(b)If any of the securities to be registered pursuant to the registration giving rise to the Investor’s rights under this Section 5.03 are to be sold in an underwritten offering, the Investor shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as the

Other Securities included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter of such underwritten offering advises the Investor in writing that it is its good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter can be sold without so adversely affecting such offering, and such number or dollar amount of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number or dollar amount of Other Securities to be sold by the Company as the Company, acting in good faith, shall have determined, (B) second, the Registrable Securities for which inclusion in such underwritten offering was requested by the Investor, and (C) third, among all other holders of Other Securities, pro rata, based on the number or dollar amount of Other Securities Beneficially Owned by each such holder of Other Securities; or

(ii)if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, shares of Common Stock sought to be registered by the Person exercising a contractual right to demand registration, (B) second, such number or dollar amount of Other Securities to be sold by the Company as the Company, acting in good faith, shall have determined, (C) third, the Registrable Securities for which inclusion in such underwritten offering was requested by the Investor, and (D) fourth, among all other holders of Other Securities, pro rata, based on the number or dollar amount of Other Securities Beneficially Owned by each such holder of Other Securities.

(c)The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.03 prior to the effectiveness of the related Registration Statement and shall have no obligation to register any Registrable Securities in connection with such registration. The Registration Expenses of such withdrawn Piggyback Registration shall be borne by the Company in accordance with Section 5.04. The Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Registration by giving written notice to the Company of its request to withdraw at least two (2) Business Days prior to the planned effective date of the related Registration Statement; provided, however, that the Company shall not be required to pay for expenses relating to the proposed inclusion of the Investor’s Registrable Securities in such Piggyback Registration, and shall be reimbursed by the Investor for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material information concerning the Company that the Company has not (i) disclosed to the Investor or (ii) publicly disclosed in compliance with applicable securities Laws prior to the date of the Piggyback Notice.

(d)In the event that the number or dollar amount of securities that may be registered in a particular Piggyback Registration is limited by the SEC or otherwise applicable Law, the Company may reduce the number or dollar amount of securities to be registered in such Piggyback Registration to such number or dollar amount of securities as allowed by the SEC and applicable Law. Any such reduction shall be done in accordance with the priorities set out in Section 5.03(b).

Section 5.04    Registration Expenses.

(a)Expenses of the Company. Except to the extent otherwise provided herein, in connection with registrations pursuant to Section 5.01, Section 5.02, or Section 5.03, the Company shall pay all of the registration expenses incurred in connection with the registration thereunder (the “Registration Expenses”), including, without limitation, all: (i) reasonable registration and filing fees, (ii) Financial Industry Regulatory Authority, Inc. fees, (iii) printing expenses, (iv) fees and disbursements of the Company’s counsel, (v) blue sky fees and expenses, (vi) expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, (vii) expenses incurred in connection with making road show presentations and holding meetings with potential investors and (viii) up to fifty thousand dollars ($50,000) of reasonable fees and disbursements of one firm of attorneys acting as counsel of the Investor.

(b)Expenses of the Investor. The Investor shall be responsible for (i) any allocable underwriting fees, discounts or commissions, (ii) any allocable commissions of brokers and dealers, (iii) fees and disbursements of the Investor’s counsel other than as provided in Section 5.04(a), and (iv) capital gains, income and transfer taxes, if any, relating to the sale of Registrable Securities of the Investor.

Section 5.05    Registration Procedures.

(a)In connection with the registration of any Registrable Securities pursuant to this Agreement, the Company will keep the Investor advised in writing as to the initiation of each such registration and the Company will:

(i)Use commercially reasonable efforts to keep each Registration Statement continuously effective during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities, during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement, the Company shall, upon request of the Investor, file promptly an appropriate amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), the Company shall use commercially reasonable efforts to cause any such amendment to be declared or deemed effective and the Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

(ii)Notwithstanding anything to the contrary contained herein, the Company may delay filing or suspend the effectiveness of a Registration Statement and the Investor’s right to sell thereunder (each such period, a “Suspension Period”) if (A) the Company is pursuing an acquisition, merger, reorganization, disposition or similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the registration statement, or (B) the Company has experienced some other material non-public event the disclosure of which at such time could reasonably be expected to materially adversely affect the Company; provided that the Company may not take any such action pursuant to this Section 5.05(a)(ii) for a period of time in excess of one hundred and twenty (120) days in the aggregate in any twelve (12) month period and the Company shall coordinate any such Suspension Period with the Investor to the extent practicable.

(iii)Advise the Investor, promptly (which notice pursuant to clauses (B) through (D) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension and promptly thereafter notified the Investor of such remediation):

(A)when the Prospectus or any Prospectus supplement or post-effective amendment is proposed to be or has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B)of any request by the SEC or any other Governmental Entity received by the Company for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto; provided, however, that the Company shall not be required to provide copies of any confidential treatment requests or correspondence relating thereto to the Investor;

(C)of the issuance by the SEC of any stop order received by the Company suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes;

(D)of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

(E)of the existence of any fact or the happening of any event, during the pendency of a distribution of Registrable Securities pursuant to a Registration Statement, that makes any statement of a material fact made in such Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

(iv)Unless any Registrable Securities shall be in book-entry form only, cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable Laws), and enable such Registrable Securities to be in such denominations and registered in such names as the Investor may request at least two (2) Business Days before any sale of Registrable Securities.

(v)Use commercially reasonable efforts to promptly register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Investor reasonably requests and which may be reasonably necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor, keep such registrations or qualifications in effect for so long as the applicable Registration Statement is required to remain in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this Agreement or (C) consent to general service of process in any jurisdiction where it would not otherwise be subject to such service but for this Agreement.

(vi)Use commercially reasonable efforts to promptly cause any Registrable Securities covered by a Registration Statement to be registered with or approved by such other Governmental Entity within the United States as may be necessary to enable the Investor to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement.

(vii)In the event that the Investor advises the Company that the Investor intends to distribute any Registrable Securities by means of an underwritten offering, whether pursuant to Section 5.01 or Section 5.02, enter into an underwriting agreement in customary form, scope and substance (including customary representations, warranties, covenants and indemnifications) and take all such other actions reasonably requested by the Investor or by the managing underwriter, if any, to expedite or facilitate the underwritten disposition of such Registrable Securities and deliver such documents and certificates as may be reasonably requested by the Investor, its counsel and the managing underwriter, if any.

(viii)Use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Prospectus.

(ix)Deliver to the Investor and each underwriter, if any, without charge, as many copies of the applicable Prospectus and any amendment or supplement thereto as the Investor or underwriter may reasonably request.

(x)Cooperate with the Investor and the underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required by applicable Law to be made with FINRA.

(xi)Obtain opinions of counsel to the Company and updates thereof addressed to the underwriters or initial purchasers, if any, covering matters as are customarily requested in opinions covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company.

(xii)Obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants, such letters covering matters as are customarily requested in comfort letters covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company.

(xiii)Only in the case of a Company Supported Distribution, as requested by the managing underwriter in any such underwritten offering, provide reasonable assistance with the marketing of any such offering, including causing members of the Company’s management team to participate in a reasonable and customary number of conference calls, investor meetings and due diligence sessions, in each case and, to the extent to be in-person, to take place in the continental United States; provided, that any such requested assistance shall not be required if it would, in the Company’s reasonable judgment, interfere with the normal business operations of the Company in any substantial respect.

(b)The Investor agrees by acquisition of a Registrable Security that the Investor shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless the Investor has furnished the Company with the information set forth in the next sentence at least five (5) Business Days prior to the filing of the applicable Registration Statement or Prospectus. The Company may require the Investor pursuant to a Registration Statement to furnish to the Company such customary information regarding the Investor and the distribution of such Registrable Securities as the Company may reasonably require for inclusion in such Registration Statement. The Investor agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investor not misleading. Any sale of any Registrable Securities by the Investor shall constitute a representation and warranty by the Investor that the information relating to the Investor and its plan of distribution is as set forth in the Prospectus delivered in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact provided in writing by the Investor to the Company for inclusion in the Prospectus and that such Prospectus does not as of the time of such sale omit to state any material fact provided in writing by the Investor to the Company for inclusion in the Prospectus necessary to make the statements in such Prospectus not misleading. The Company may exclude from such Registration Statement the Registrable Securities of the Investor if the Investor fails to furnish such information within a reasonable time after receiving such request. The Company shall not include in any Registration Statement any information regarding, relating to or referring to the Investor or its plan of distribution without the approval of the Investor in writing. Notwithstanding any other provision of this Agreement, the Investor shall also provide the Company as a condition to including Registrable Securities in a Registration Statement, such information as is reasonably requested by the Company in response to the Company’s customary questionnaire seeking the information required by the Securities Act.

(c)Without the prior written consent of the Company, the Investor shall not use any Free Writing Prospectus in connection with the sale of Registrable Securities.

(d)Any single offering of Registrable Securities pursuant to any Shelf Registration Statement or any Demand Registration that is reasonably expected to result in aggregate cash proceeds in excess of Two Hundred Million Dollars ($200,000,000) shall be made pursuant to an underwritten offering. The Investor shall determine the managing underwriters for any offering initiated by the Investor, subject to the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed). The Company shall determine the managing underwriters in any Piggyback Registration, subject to the consent of the Investor (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.06    Indemnification.

(a)The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, (1) the Investor if the offer and sale of Registrable Securities are registered by a Registration Statement, (2) each of the Investor’s Affiliates, officers, directors, shareholders, employees, advisors, agents, (3) each underwriter (including the Investor if deemed to be an underwriter pursuant to applicable Law), if any, and (4) each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter of the Investor (collectively, “Investor Indemnitees”), from and against all losses, claims, damages, liabilities, penalties, judgments, suits, costs and expenses (including reasonable legal fees and disbursements, which shall be reimbursed periodically as incurred) (collectively, “Losses”) in connection with any sale of Registrable Securities pursuant to a Registration Statement under this Agreement arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any such Registration Statement or any Prospectus (including preliminary or final) relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or (ii) any alleged omission to state therein a material fact, in each case required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to such Investor Indemnitee in any such case to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, including any preliminary or final Prospectus contained therein or any such amendments or supplements thereto, or contained in any Free Writing Prospectus prepared by the Company or authorized by it in writing for use by such Investor Indemnitee (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Investor Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company expressly for use in connection with such Registration Statement, including any such preliminary or final Prospectus contained therein, any such amendments or supplements thereto, or any such Free Writing Prospectus; (B) offers or sales effected by or on behalf of such Investor Indemnitee by means of a Free Writing Prospectus, unless the Company has otherwise consented to the use of such Free Writing Prospectus by such Investor Indemnitee, and subject to the limitations set forth in the preceding clause (A); or (C) the failure of any Investor Indemnitee to deliver or make available to a purchaser of Registrable Securities a copy of any Registration Statement, including any preliminary or final Prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable Law to be delivered or made available); provided that the Company shall have delivered or made available to such Investor Indemnitee such Registration Statement, including such preliminary or final Prospectus contained therein and any amendments or supplements thereto.

(b)In connection with any Registration Statement in which the Investor is participating by registering Registrable Securities, the Investor agrees to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, its Affiliates, the officers, directors, shareholders, advisors, agents, representatives or other employees of the Company, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement or preliminary or final Prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or any Free Writing Prospectus relating thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue or alleged untrue statement or omission or alleged omission is made in such Registration Statement or in any preliminary or final Prospectus contained therein or any such amendments or supplements thereto or contained in any Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for inclusion in such document; provided, however, that in no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities under the Registration Statement giving rise to such indemnification obligation.

(c)If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Action with respect to which such Indemnified Party has actual notice and seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been actually prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice (including an acknowledgement of its obligation to indemnify the Indemnified Party therefor on the terms set forth herein) to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Action, to assume, at the Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Indemnifying Party agrees to pay such fees and expenses; (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist in respect of such Action; provided, further, that the Indemnifying Party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable.

(d)Neither party shall settle, compromise, discharge or consent to an entry of judgment with respect to a claim or liability subject to indemnification under this Section 5.06 without the other party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnifying Party may agree without the prior written consent of the Indemnified Party solely to any settlement, compromise, discharge or consent to an entry of judgment, in each case that relates only to money damages and by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such claim and which unconditionally releases the Indemnified Party from all liability in connection with such claim.

(e)If the indemnification provided for in this Section 5.06 is unavailable to hold harmless each of the Indemnified Parties against any Losses to which such parties may become subject under the Securities Act, then the Indemnifying Party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Parties, on the other hand, from the offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Parties, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the Indemnifying Party on the one hand, or by such Indemnified Party on the other, and such party’s relative intent, knowledge, access to information and opportunity to have corrected or prevented such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person that is not guilty of such fraudulent misrepresentation.

Section 5.07    Miscellaneous.

(a)With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable

Securities to the public without registration, the Company agrees, so long as there are outstanding Registrable Securities, to use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents as the SEC may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time while the Company is subject to such reporting requirements of the Exchange Act.

(b)Subject to the provisions hereof, in the event that the Company proposes to enter into an underwritten public offering, to the extent requested by the managing underwriters, and provided that the Company and all executive officers (as defined under the Exchange Act) and directors of the Company are also so bound, the Investor agrees to enter into a customary agreement with the managing underwriters not to effect any sale or distribution of equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, without the consent of the managing underwriters, during the period beginning upon receipt of notice hereunder that the Company intends to conduct an offering of its securities in accordance with the terms hereof and ending ninety (90) days following the effective date of such offering, except pursuant to such offering in accordance with the terms hereof; provided, however, that if any executive officer or director is released by such managing underwriters from its lockup obligations herein, then the Investor shall be so released on a pro rata basis (with the percentage of the Investor’s Registrable Securities so released being equal to the percentage of Equity Securities so released for the executive officer or director having the highest percentage of released securities among all of the executive officers or directors). The Company may impose stop-transfer restrictions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period and shall lift such stop-transfer restrictions immediately upon the end of such period.

(c)The registration rights granted to the Investor under this Agreement shall terminate on the date on which the Investor no longer owns Registrable Securities.

(d)Except for this Agreement, the Company is not party to any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities. From and after the date hereof, the Company shall not, without the prior written consent of the Investor, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including with respect to underwriters’ “cutbacks” and “standoff” obligations, do not conflict with, the registration rights granted to Investor hereunder.

Section 5.08    Interaction with Lockup. Nothing in this Article 5 shall be construed as permitting any Transfer that is prohibited under Section 4.02 and notwithstanding any other provision of this Article 5, the Company shall not be obligated to include in any Registration Statement any securities that remain subject to such restrictions.

ARTICLE 6

TERMINATION

Section 6.01    Termination. Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate (a) at any time upon the mutual written agreement of the Company and the Investor and (b) at the latest of (i) such time as the Guarantor, the Investor, and their respective Affiliates cease to Beneficially Own, in the aggregate, at least five percent (5%) of the Equity Securities; (ii) such time as the Investor ceases to own any Registrable Securities, (iii) the fifth anniversary of the Closing Date; and, if applicable (iv) the six-month period set forth in Section 3.01.

ARTICLE 7

MISCELLANEOUS

Section 7.01    Amendment and Modification. This Agreement may not be amended, modified or supplemented except by written agreement of the Company, the Guarantor and the Investor.

Section7.02    Guarantee.

(a)Guarantees of Guarantor. The Guarantor is executing this Agreement to guarantee the payment and performance (as applicable) by the Investor of its obligations for payment or performance under this Agreement when due (the “Guaranteed Obligations”). The Guarantor hereby guarantees irrevocably and unconditionally and as a primary obligation the Guaranteed Obligations. If the Investor fails or refuses to pay or perform (as applicable) any such Guaranteed Obligations when due for payment or performance in accordance with this Agreement, the Guarantor shall, upon the written request of the Company, immediately pay or perform, as applicable, such Guaranteed Obligations. This guarantee shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement, whether or not the Guarantor received notice of the same and the Guarantor waives all need for notice of the same.

(b)Guarantee Unconditional. The guarantee made by the Guarantor pursuant to this Section 7.02 is a guarantee of payment and performance and not of collection. The obligations of the Guarantor hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (a) any invalidity, illegality or unenforceability against the Investor of this Agreement due to the lack of power or authority of the Investor to enter into or perform this Agreement or as a result of the bankruptcy, insolvency, dissolution, liquidation or reorganization or similar event affecting the Investor; (b) any modification, amendment, restatement, waiver by the Investor or rescission of, or any consent to the departure by the Investor from, any of the terms of this Agreement; (c) any exercise or non-exercise by the Company of any right or privilege under this Agreement and any notice of such exercise or non-exercise; (d) any extension, renewal or waiver by the

Investor of any of its obligations or liabilities under this Agreement, by operation of Law or otherwise, or any assignment of any such obligations or liabilities by the Company; (e) any change in the corporate existence, structure or ownership of the Investor; (f) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Investor or its assets or any resulting release or discharge of the Investor’s obligations or liabilities under this Agreement; (g) any requirement that the Company exhaust any right or remedy or take any action against the Investor or any other Person before seeking to enforce the obligations of the Guarantor under this Section 7.02; (h) the existence of any defense, set-off or other rights that the Guarantor may have at any time against the Company or any other Person, whether in connection herewith or any unrelated transactions; or (i) any suretyship defenses available to a guarantor.

Section 7.03    Titles and Subtitles; Interpretation. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph or Clause), such reference shall be to a section (or article, subsection, paragraph, subparagraph or clause) of, or an exhibit or schedule to, this Agreement. The table of contents and any article, section, subsection, paragraph or subparagraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.” The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole, unless the context clearly indicates to the contrary. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated.

Section 7.04    Extension; Waiver. The Company, on the one hand, and the Investor and the Guarantor, on the other hand, may (a) extend the time for the performance of any of the obligations or acts of the Investor and the Guarantor or the Company, as applicable, (b) waive any inaccuracies in the representations and warranties of the Investor and the Guarantor or the Company, as applicable, contained herein or in any document delivered pursuant hereto, (c) waive compliance with any of the agreements of the Investor and the Guarantor or the Company, as applicable, contained herein or (d) waive any condition to the obligations the Investor and the Guarantor or the Company, as applicable, hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing among the parties, shall constitute a waiver of any such right, power or remedy.

Section 7.05    Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred or delegated by any of the parties without prior written consent of the other parties, and any attempt to make any such assignment, transfer or delegation without such consent shall be null and void; provided that the Investor may assign its registration rights under Article 5 in connection with any Permitted Transfer under Section 4.02(f)(i).

Section 7.06    Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 7.07    Notices. All notices, requests, consents, waivers and other communications hereunder shall be in writing and shall be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) on the day after mailing if sent by an internationally recognized overnight delivery service that maintains records of the time, place, and recipient of delivery; or (d) upon receipt of a confirmed transmission, if sent by telex, telecopy or facsimile transmission or e-mail, in each case to the other parties at the following addresses, facsimile numbers or e-mail addresses or to such other addresses as may be furnished in writing by one party to the others:

(a) if to the Investor or the Guarantor to:
Unisplendour Corporation Limited
9/F Unis Plaza, Tsinghua Science Park
Beijing, China 100084
Attn: Wei Zhang, VP
Facsimile: +86 10 6277.0880
Email: zw@thunis.com
with a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention: J. Warren Gorrell
Facsimile +1 202 637 5910
Email:    warren.gorrell@hoganlovells.com
Attention: Glenn C. Campbell

Facsimile: +1 202 637 5910
Email: glenn.campbell@hoganlovells.com
Attention: Elizabeth M. Donley
Facsimile: +1 202 637 5910
Email: elizabeth.donley@hoganlovells.com

Hogan Lovells International LLP
31st Floor, Tower 3, China Central Place
No. 77 Jianguo Road
Chaoyang District
Beijing 100025
Attention: Jun Wei
Facsimile: +86 10 6582 9499
Email: jun.wei@hoganlovells.com

(b) if to the Company:
Western Digital Corporation
3355 Michelson Drive, Suite 100
Irvine, California 92612
Attention: General Counsel
Facsimile: (949) 672-9612
E-mail: Michael.Ray@wdc.com

with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Neil Whoriskey
Facsimile: (212) 225-3999
E-mail: nwhoriskey@cgsh.com
Attention: Adam Fleisher
Facsimile: (212) 225-3999
E-mail: afleisher@cgsh.com
Attention: Matthew Salerno
Facsimile: (212) 225-3999
E-mail: msalerno@cgsh.com

Section 7.08    Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of New York to be applied.

Section 7.09    Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 7.10    No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and, except for such rights as shall inure to any Indemnified Party pursuant to Section 5.06 (with the exception of any underwriter), nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 7.11    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 7.12    Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 7.13    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

Section 7.14    Arbitration; Provisional Remedies; Consent to Jurisdiction; Service of Process; Venue.

(a)All disputes arising out of, relating to or in connection with this Agreement shall be finally settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”). Each party, on behalf of itself and its Affiliates, irrevocably and unconditionally consents to such arbitration as the sole and exclusive method of resolving any such dispute.

(b)The arbitration proceeding will take place in the Borough of Manhattan, City of New York and will be conducted in the English language. There shall be three (3) arbitrators, one of whom shall be nominated by the initiating party in the notice of arbitration, the second of whom shall be nominated by the other party within thirty (30) days of receipt of the request for arbitration, and the third of whom, who shall act as the chairman, nominated by the two (2) appointed arbitrators within thirty (30) days of the appointment of the second arbitrator, should the two party appointed arbitrators fail to agree on the nomination of the third arbitrator within such 30-day period, the third arbitrator shall be appointed by the ICC pursuant to the Rules. The third arbitrator shall be chosen solely from among individuals who are licensed to practice in the State of New York. Judgment upon any arbitral award rendered may be entered and a confirmation order sought in any court having jurisdiction thereof.

(c)For the avoidance of doubt, the arbitral tribunal shall have the power to issue injunctions and award specific performance in accordance with Section 7.13. The arbitral tribunal shall have no power to impose any non-monetary sanctions.

(d)Nothing in this Agreement shall prevent any party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. To that end, each of the parties to this Agreement irrevocably and unconditionally submits to the jurisdiction of the federal courts of the United States of America or, in the event that such courts do not have subject matter jurisdiction, the courts of the State of New York, in each case located in the Borough of Manhattan, for the purposes of any such action or other proceeding seeking provisional measures in connection with this Agreement or any transaction contemplated hereby. The Investor and the Guarantor have appointed [] as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action or proceeding which may be instituted in any New York court. The Investor and the Guarantor hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Investor and the Guarantor agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Investor and the Guarantor. The Company irrevocably consents to service of process in the manner provided for notice in Section 7.07. Each of the parties irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal courts of the United States of America or, in the event that such courts do not have subject matter jurisdiction, the courts of the State of New York, in each case located in the Borough of Manhattan, or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.15    Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

Section 7.16    Damages. No party shall any party seek or be entitled to receive special or punitive damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement.

Section 7.17    Expenses. Except as otherwise specified in the Transaction Documents, including the provisions of Article V of this Agreement, all costs and expenses,

including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 7.18    Entire Agreement. The Transaction Documents (including any exhibits and schedules) and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Guarantor and the Investor with respect to the subject matter hereof and thereof.

Section 7.19    Public Announcements. Neither party will make any public disclosure regarding the Transaction Documents or the transactions contemplated in the Transaction Documents without first consulting with the other party, except as may be required by applicable Law or applicable stock exchange rules or to the extent required to obtain the Governmental Approvals; provided that the initial announcement and/or disclosure of the transactions contemplated by the Transaction Documents shall be mutually agreed by the parties. To the extent reasonably practicable, the parties shall cooperate on the content of any public disclosure.

Section 7.20    Sovereign Immunity. Each of the Investor and the Guarantor hereby represents and warrants to the Company as of the date hereof that neither the Investor nor the Guarantor is entitled to any sovereign immunity in connection with any suit, action, judicial or arbitral proceeding arising out of or relating to this Agreement at any time brought against the Investor or Guarantor, or with respect to any suit, action, judicial or arbitral proceeding at any time brought for the purpose of enforcing or executing any judgment or arbitral award in any jurisdiction, with respect to itself or its revenues, assets or properties, whether from service or notice, from suit or arbitral proceeding, from the jurisdiction of any court, from attachment prior to judgment or arbitral award, from attachment in aid of execution of judgment or arbitral award, from execution of a judgment or arbitral award or from any other legal or judicial or arbitral process or remedy or otherwise. To the extent that the Investor and the Guarantor are ever construed as a Governmental Entity or are or become entitled to any sovereign immunity in connection with any suit, action, judicial or arbitral proceeding arising out of or relating to this Agreement at any time brought against the Investor or the Guarantor, or with respect to any suit, action, judicial or arbitral proceeding at any time brought for the purpose of enforcing or executing any judgment or arbitral award in any jurisdiction, with respect to itself or its revenues, assets or properties, whether from service or notice, from suit or arbitral proceeding, from the jurisdiction of any court, from attachment prior to judgment or arbitral award, from attachment in aid of execution of judgment or arbitral award, from execution of a judgment or arbitral award or from any other legal or judicial or arbitral process or remedy or otherwise, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Investor and the Guarantor hereby unconditionally and irrevocably agree (a) that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes rather than public or governmental acts and (b) not to claim and unconditionally and irrevocably waive such immunity to the full extent it is permitted to do so under applicable Law of such jurisdiction.

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IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.
WESTERN DIGITAL CORPORATION

By _______________________________
Name: Stephen D. Milligan
Title: Chief Executive Officer
UNIS UNION INFORMATION SYSTEM LTD.

By _______________________________
Name:
Title:
UNISPLENDOUR CORPORATION LIMITED

By _______________________________
Name:
Title:

[Signature Page to Investor Rights Agreement]

Exhibit B
Form of Guaranty

B-1

Execution Version

LIMITED PAYMENT GUARANTY
This Limited Payment Guaranty (this “Guaranty”) is made as of [], 2015 by Tsinghua Unigroup Co., Ltd., a Chinese corporation (“Unigroup”), in favor of Western Digital Corporation, a Delaware corporation (the “Company”).
WHEREAS, reference is made herein to that certain Stock Purchase Agreement, dated as of September 29, 2015 (the “Stock Purchase Agreement”), by and among Unis Union Information System Ltd., a Hong Kong corporation (the “Investor”), Unisplendour Corporation Limited, a Chinese corporation (“Unisplendour”), and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement;
NOW, THEREFORE, as an inducement to the Company to enter into the Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Unigroup undertakes and agrees for the benefit of the Company as follows:
1.Unigroup hereby irrevocably and unconditionally guarantees the payment by each of Unisplendour and the Investor of its obligations under the Stock Purchase Agreement when due (the “Guaranteed Obligations”). Unigroup hereby guarantees irrevocably and unconditionally and as a primary obligation the Guaranteed Obligations. If Unisplendour or the Investor fails or refuses to pay such Guaranteed Obligations when due for payment by Unisplendour or the Investor, Unigroup shall, upon the written request of the Company, immediately pay such Guaranteed Obligations. This guarantee shall apply regardless of any amendments, variations, alterations, waivers or extensions to the Stock Purchase Agreement, whether or not Unigroup received notice of the same and Unigroup waives all need for notice of the same. Notwithstanding any of the terms or conditions of this Guaranty, (i) under no circumstance shall the maximum liability of Unigroup to the Company under this Guaranty exceed the aggregate Purchase Price for the Shares payable in accordance with, and subject to, the terms and conditions of the Stock Purchase Agreement (the “Cap”) for any reason (it being understood that this Guaranty may not be enforced without giving effect to the Cap) and (ii) under no circumstances shall Unigroup be liable for special or punitive damages.

2.The guarantee made by Unigroup pursuant to this ýGuaranty is a guarantee of payment and not of collection. The obligations of Unigroup hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (a) any invalidity, illegality or unenforceability against Unisplendour or the Investor of the Stock Purchase Agreement due to the lack of power or authority of Unisplendour or the Investor to enter into or perform the Stock Purchase Agreement or as a result of the bankruptcy, insolvency, dissolution, liquidation or reorganization or similar event affecting Unisplendour or the Investor; (b) any modification, amendment,

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restatement, waiver by Unisplendour or the Investor or rescission of, or any consent to the departure by Unisplendour or the Investor from, any of the terms of the Stock Purchase Agreement; (c) any exercise or non-exercise by the Company of any right or privilege under the Stock Purchase Agreement and any notice of such exercise or non-exercise; (d) any extension, renewal or waiver by Unisplendour or the Investor of the Guaranteed Obligations under the Stock Purchase Agreement, by operation of law or otherwise, or any assignment of the Guaranteed Obligations by the Company; (e) any change in the corporate existence, structure or ownership of Unisplendour or the Investor; (f) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Unisplendour or the Investor, or its respective assets, or any resulting release or discharge of the Guaranteed Obligations under the Stock Purchase Agreement; (g) any requirement that the Company exhaust any right or remedy or take any action against Unisplendour or the Investor or any other Person before seeking to enforce the obligations of Unigroup or the Investor under this ýGuaranty; (h) the existence of any defense, set-off or other rights that Unigroup or the Investor may have at any time against the Company or any other Person, whether in connection herewith or any unrelated transactions; or (i) any suretyship defenses available to a guarantor.

3.No failure on the part of the Company to exercise, no delay in exercising, and no single or partial exercise of any right, remedy or power hereunder, and no course of dealing among the parties, shall constitute a waiver of any such right, remedy or power.

4.This Guaranty is a continuing guaranty and shall be binding upon Unigroup until all the Guaranteed Obligations have been satisfied or paid in full. Notwithstanding the foregoing, this Guaranty shall terminate and Unigroup shall have no further obligations under this Guaranty as of the earlier of (i) the Closing and (ii) one year after the termination of the Stock Purchase Agreement in accordance with its terms if no claims have been made by the Company under Section 9 hereunder prior to such one year anniversary.

5.Unigroup agrees to be bound as an Affiliate pursuant to Section 4.03(a) of the Investor Rights Agreement, by and among Unis Union Information System Ltd., Unisplendour Corporation Limited and Western Digital Corporation, dated as of [•], 2015.

6.No waiver, modification or amendment of any provisions of this Guaranty shall be effective except pursuant to a written agreement signed by the Company and Unigroup. This Guaranty shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Guaranty nor any of the rights, interests or obligations hereunder shall be assigned, transferred or delegated by either of the parties without prior written consent of the other party, and any attempt to make any such assignment, transfer or delegation without such consent shall be null and void.

7.This Guaranty may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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8.This Guaranty and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

9.(a)     All disputes arising out of, relating to or in connection with this Guaranty shall be finally settled under the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”). Each of the parties to this Guaranty irrevocably and unconditionally consents to such arbitration as the sole and exclusive method of resolving any such dispute.

(b)    The arbitration proceeding will take place in the Borough of Manhattan, City of New York and will be conducted in the English language. There shall be three (3) arbitrators, one of whom shall be nominated by the initiating party in the notice of arbitration, the second of whom shall be nominated by the other party within thirty (30) days of receipt of the request for arbitration, and the third of whom, who shall act as the chairman, nominated by the two (2) appointed arbitrators within thirty (30) days of the appointment of the second arbitrator, should the two party appointed arbitrators fail to agree on the nomination of the third arbitrator within such 30-day period, the third arbitrator shall be appointed by the ICC pursuant to the Rules. The chairman shall be licensed to practice law in the State of New York. Judgment upon any arbitral award rendered may be entered and a confirmation order sought in any court having jurisdiction thereof.

(c)    The arbitral tribunal shall have no power to impose any non-monetary sanctions. For the avoidance of doubt, the arbitral tribunal shall have the power to issue injunctions and award specific performance in accordance with Section 9.14 of the Stock Purchase Agreement.

(d)    Nothing in this Guaranty shall prevent any party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. To that end, each of the parties to this Guaranty irrevocably and unconditionally submits to the jurisdiction of the federal courts of the United States of America or, in the event that such courts do not have subject matter jurisdiction, the courts of the State of New York, in each case located in the Borough of Manhattan, for the purposes of any such action or other proceeding seeking provisional measures in connection with this Guaranty. Unigroup has appointed [] as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action or proceeding which may be instituted in any New York court. Unigroup hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and Unigroup agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon Unigroup. The Company irrevocably consents to service of process in the manner provided for notice in Section 11. Each of the parties irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action or proceeding arising out of this Guaranty in the federal courts of

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the United States of America or, in the event that such courts do not have subject matter jurisdiction, the courts of the State of New York, in each case located in the Borough of Manhattan, or that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

10.    The Company agrees and acknowledges that recourse against Unigroup under and pursuant to the terms of this Guaranty shall be the sole and exclusive remedy of the Company and its affiliates against Unigroup in respect of any liabilities or obligations arising under, or in connection with, the Stock Purchase Agreement or the transactions contemplated thereby. Nothing set forth in this Guaranty shall affect or be construed to affect any liability of the Investor or Unisplendour to the Company or shall confer or give or be construed to confer or give to any Person other than the Company (including any person acting in a representative capacity) any rights or remedies against any Person, including Unigroup, except as expressly set forth herein.

11.    All notices, requests, consents, waivers and other communications hereunder shall be in writing and shall be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) on the day after mailing if sent by an internationally recognized overnight delivery service that maintains records of the time, place, and recipient of delivery; or (d) upon receipt of a confirmed transmission, if sent by telex, telecopy or facsimile transmission or e-mail, in each case to the other parties at the following addresses, facsimile numbers or e-mail addresses or to such other addresses as may be furnished in writing by one party to the others:

(a) if to Unigroup to:
Tsinghua Unigroup Ltd.
10/F Unis Plaza, Tsinghua Science Park
Beijing 100084, PRC
Attention: Rong Chen
Fax: +86 10 8215 9228
E-mail: Chenrong@unigroup.com.cn

with a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention: J. Warren Gorrell
Facsimile +1 202 637 5910
Email:    warren.gorrell@hoganlovells.com
Attention: Glenn C. Campbell
Facsimile: +1 202 637 5910
Email: glenn.campbell@hoganlovells.com

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Attention: Elizabeth M. Donley
Facsimile: +1 202 637 5910
Email: elizabeth.donley@hoganlovells.com

Hogan Lovells International LLP
31st Floor, Tower 3, China Central Place
No. 77 Jianguo Road
Chaoyang District
Beijing 100025
Attention: Jun Wei
Facsimile: +86 10 6582 9499
Email: jun.wei@hoganlovells.com

(b) if to the Company:
Western Digital Corporation
3355 Michelson Drive, Suite 100
Irvine, California 92612
Attention: General Counsel
Facsimile: (949) 672-9612
E-mail: Michael.Ray@wdc.com

with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Neil Whoriskey
Facsimile: (212) 225-3999
E-mail: nwhoriskey@cgsh.com
Attention: Adam Fleisher
Facsimile: (212) 225-3999
E-mail: afleisher@cgsh.com
Attention: Matthew Salerno
Facsimile: (212) 225-3999
E-mail: msalerno@cgsh.com

12.    Unless otherwise specified in this Guaranty, all references to currency, monetary values and dollars set forth herein means United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

13.    Unigroup hereby represents and warrants to the Company as of the date hereof that Unigroup is not entitled to any sovereign immunity in connection with any suit, action, judicial or arbitral proceeding arising out of or relating to this Guaranty at any time brought against Unigroup, or with respect to any suit, action, judicial or arbitral proceeding at any time brought for the purpose of enforcing or executing any judgment or arbitral award in any jurisdiction, with respect to itself

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or its revenues, assets or properties, whether from service or notice, from suit or arbitral proceeding, from the jurisdiction of any court, from attachment prior to judgment or arbitral award, from attachment in aid of execution of judgment or arbitral award, from execution of a judgment or arbitral award or from any other legal or judicial or arbitral process or remedy or otherwise. To the extent that Unigroup is ever construed as a Governmental Entity or is or becomes entitled to any sovereign immunity in connection with any suit, action, judicial or arbitral proceeding arising out of or relating to this Guaranty at any time brought against Unigroup, or with respect to any suit, action, judicial or arbitral proceeding at any time brought for the purpose of enforcing or executing any judgment or arbitral award in any jurisdiction, with respect to itself or its revenues, assets or properties, whether from service or notice, from suit or arbitral proceeding, from the jurisdiction of any court, from attachment prior to judgment or arbitral award, from attachment in aid of execution of judgment or arbitral award, from execution of a judgment or arbitral award or from any other legal or judicial or arbitral process or remedy or otherwise, and to the extent that in any such jurisdiction there shall be attributed such an immunity, Unigroup hereby unconditionally and irrevocably agrees (a) that the execution, delivery and performance by it of this Guaranty constitute private and commercial acts done for private and commercial purposes rather than public or governmental acts and (b) not to claim and unconditionally and irrevocably waive such immunity to the full extent it is permitted to do so under applicable law of such jurisdiction.

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IN WITNESS WHEREOF, Unigroup has duly executed and delivered this Limited Guaranty as of the day first written above.

TSINGHUA UNIGROUP CO, LTD.

By______________________
Name:
Title:

Agreed to and accepted by:

WESTERN DIGITAL CORPORATION

By_________________________
Name:
Title:

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